As filed with the Securities and Exchange Commission on November 6, 2001
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------



                   SHIRE FINANCE LIMITED                                 SHIRE PHARMACEUTICALS GROUP PLC
  (Exact name of registrant as specified in its charter)      (Exact name of registrant as specified in its charter)

                      Cayman Islands                                            England and Wales
              (State or other jurisdiction of                            (State or other jurisdiction of
              incorporation or organization)                              incorporation or organization)

                        Applied For                                                Applied For
           (I.R.S. Employer Identification No.)                        (I.R.S. Employer Identification No.)

           Hampshire International Business Park                      Hampshire International Business Park
                   Chineham, Basingstoke                                      Chineham, Basingstoke
                    Hampshire RG24 8EP                                          Hampshire RG24 8EP
                          England                                                    England
                    (44) 1-256-894-000                                          (44) 1-256-894-000

    (Address, including zip code, and telephone number,        (Address, including zip code, and telephone number,
                      including area                                              including area
    code, of registrant's principal executive offices)          code, of registrant's principal executive offices)


                              CT Corporation System
                                111 Eighth Avenue
                            New York, New York 10011
                                 (212) 590-9200

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               -------------------

                                   Copies to:

       William A. Nuerge                             John P. Mitchell, Esq.
         Shire US Inc.                              Cahill Gordon & Reindel
    7900 Tanners Gate Drive                              80 Pine Street
   Florence, Kentucky 41042                         New York, NY 10005-1702


                               -------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box./X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



                         CALCULATION OF REGISTRATION FEE
======================== ================ ===================== ============================= =======================
                                            Proposed Maximum
Title of Securities to    Amount to Be       Offering Price           Proposed Maximum              Amount of
     Be Registered         Registered         Per Note (1)        Aggregate Offering Price       Registration Fee
                                                                            (1)
------------------------ ---------------- --------------------- ----------------------------- -----------------------
 2% Senior Guaranteed
 Convertible Notes of
 Shire Finance Limited    $400,000,000            100%                  $400,000,000                 $100,000
       due 2011
------------------------ ---------------- --------------------- ----------------------------- -----------------------
 Preference Shares of
 Shire Finance Limited
                         400,000 shares           (2)                       (2)                        (2)
------------------------ ---------------- --------------------- ----------------------------- -----------------------
  Guarantees of Shire
 Pharmaceuticals Group
          plc                  (3)                (3)                       (3)                        (3)
------------------------ ---------------- --------------------- ----------------------------- -----------------------
  Ordinary Shares of
 Shire Pharmaceuticals
  Group plc, nominal           (5)                (6)                       (6)                        (6)
 value 5p per Ordinary
       Share (4)
======================== ================ ===================== ============================= =======================

(1) This estimate is made pursuant to Rule 457(c) of the Securities Act solely for purposes of determining the registration fee and is exclusive of accrued interest.

(2) Pursuant to Rule 457(i), there is no additional filing fee required with respect to the Preference Shares issued upon conversion of the Notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

(3) Shire Pharmaceuticals Group plc has fully and unconditionally guaranteed all payments of principal and interest on the Notes and all payments of dividends, redemption amounts and liquidation preferences in respect of the Preference Shares. Pursuant to Rule 457(n), there is no additional filing fee required with respect to the Guarantees.

(4) American Depositary Shares ("ADSs") evidenced by American Depositary Receipts issuable upon deposit of Ordinary Shares, nominal value 5p each, of Shire Pharmaceuticals Group plc are registered on a separate Registration Statement on Form F-6 (Registration No. 333-13190), filed with the Securities and Exchange Commission on February 16, 2001. Each ADS represents three Ordinary Shares.

(5) There is being registered hereunder an indeterminate number of Ordinary Shares which may be issued upon exchange of the Preference Shares issuable upon conversion of the Notes. Each $1,000 principal amount of Notes may be converted into one Preference Share. No additional consideration will be received in connection with the exercise of the conversion privilege or the exchange of Preference Shares. The Preference Shares will be immediately exchanged, subject to the option of Shire Finance Limited to have Shire Pharmaceuticals Group plc pay cash upon exchange, into Ordinary Shares at the rate of 49.61745 Ordinary Shares per Preference Share or 16.5392 ADSs per Preference Share, subject to adjustment under certain circumstances. At the date hereof, the number of Ordinary Shares which may be issued upon exchange of the Preference Shares issued upon conversion of the Notes is 19,846,980 and the number of ADSs which may be issued upon exchange of the Preference Shares issued upon conversion of the Notes is 6,615,680. Pursuant to Rule 416 under the Securities Act, such number of Ordinary Shares registered hereby shall include an indeterminate number of Ordinary Shares that may be issued in connection with a stock split, stock dividend, recapitalization or similar event or adjustment in the number of Ordinary Shares which may be issued upon exchange of the Preference Shares as provided in the terms of the Preference Shares contained in the Amended and Restated Memorandum and Articles of Association of Shire Finance Limited.

(6) Pursuant to Rule 457(i), there is no additional filing fee required with respect to the Ordinary Shares which may be issued upon exchange of the Preference Shares because no additional consideration will be received in connection with the exchange.

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.





                  SUBJECT TO COMPLETION, DATED NOVEMBER 6, 2001

PRELIMINARY PROSPECTUS

                              SHIRE FINANCE LIMITED
                                  $400,000,000
                 2% Senior Guaranteed Convertible Notes due 2011
                  Guaranteed by Shire Pharmaceuticals Group plc
                                 ---------------

                         SHIRE PHARMACEUTICALS GROUP PLC
                 Ordinary Shares and American Depositary Shares
             which may be issued upon exchange of Preference Shares
                that will be issued upon Conversion of the Notes
                                 ---------------

     Selling securityholders will use this prospectus to resell their notes and the ordinary shares or American Depositary Shares, or ADSs, issuable upon exchange of the preference shares that will be issued upon conversion of the notes.

     The notes are:

     o    unsecured;

     o    unsubordinated;

     o in respect of payments of principal and interest, fully and unconditionally guaranteed by Shire Pharmaceuticals Group plc;

     o convertible, at any time prior to August 14, 2011 or their redemption or repurchase, into preference shares of Shire Finance, which shares will then be immediately exchanged by Shire Finance for

          -    ordinary shares of Shire Pharmaceuticals Group or

          - at your option in specified circumstances, ADSs of Shire Pharmaceuticals Group, representing ordinary shares, at an exchange ratio, subject to adjustment, equal to 49.6175 ordinary shares per preference share or 16.5392 ADSs per preference share.

     At Shire Finance's option, Shire Pharmaceuticals Group may deliver cash instead of ordinary shares or ADSs in exchange for the preference shares;

     o redeemable by Shire Finance for cash on or after August 21, 2004 at the redemption price described in this prospectus;

     o redeemable at the option of holders on each of August 21, 2004, August 21, 2006, and August 21, 2008 at the purchase price described in this prospectus; and

     o redeemable at the option of holders under specified change of control events as described in this prospectus.

     On November 5, 2001, the last reported sale price for Shire Pharmaceuticals Group's ordinary shares on the London Stock Exchange was (pound)10.65 per share, and the last reported sale price for Shire Pharmaceuticals Group's ADSs on the Nasdaq National Market was $46.74 per ADS. Each ADS represents three ordinary shares. The ordinary shares are listed under the symbol "SHP.L" and the ADSs are quoted under the symbol "SHPGY."

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     See "Risk Factors" beginning on page 6 of this prospectus to read about important factors you should consider before buying the notes or Shire Pharmaceuticals Group's ordinary shares or ADSs.

                                 ---------------

                The date of this prospectus is [________], 2001.

                                 ---------------

                                TABLE OF CONTENTS

                                   Prospectus
                                                                            Page
About this Prospectus.....................................................    ii
Cautionary Statement Concerning Forward-Looking Statements................    ii
Summary...................................................................     1
Risk Factors..............................................................     6
Use of Proceeds...........................................................     8
Price Range of Common Equity and Dividend Policy..........................     8
Capitalization............................................................    10
Selected Financial and Operating Data.....................................    11
Description of the Notes..................................................    12
Description of the Preference Shares......................................    40
The Issuer................................................................    43
Description of the Ordinary Shares........................................    44
Description of the American Depositary Shares and American
  Depositary Receipts.....................................................    52
Certain Cayman Islands, U.K. and U.S. Tax Considerations..................    59
Selling Securityholders...................................................    72
Plan of Distribution......................................................    76
Enforcement of Civil Liabilities..........................................    79
Legal Matters.............................................................    79
Independent Auditors......................................................    79
Available Information.....................................................    79
Incorporation of Documents by Reference...................................    80

     There are restrictions on the offer and sale of the notes in the United Kingdom. All applicable provisions of the Financial Services Act 1986, the Financial Services and Markets Act 2000 and the Public Offers of Securities Regulations 1995 with respect to anything done by any person in relation to the notes, the ordinary shares and the ADSs in, from or otherwise involving the United Kingdom must be complied with.

     No invitation to the public in the Cayman Islands to subscribe for or purchase any of the notes or preference shares may be made unless the issuer is, at the relevant time, listed on the Cayman Islands Stock Exchange.

     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the notes and ordinary shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The distribution of this prospectus and the offer or sale of the notes, ordinary shares and ADSs in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer or invitation to sell the notes, ordinary shares or ADSs in any jurisdiction in which such offer or invitation would be unlawful and Shire Finance and Shire Pharmaceuticals Group do not accept any responsibility for any violation by any person of any such restrictions. The information contained in this prospectus is current only as of its date.

     Until , 2002 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              ABOUT THIS PROSPECTUS

     This prospectus constitutes part of a registration statement on Form S-3 that Shire and the issuer filed with the SEC using a "shelf" registration process. Under this shelf process, any selling securityholder may sell any combination of the securities described in this prospectus in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. This prospectus provides you with a general description of the securities the selling securityholders may offer. Each time the selling securityholders sell securities, we or the selling securityholders will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Available Information" and "Incorporation of Documents by Reference."

     This prospectus summarizes certain documents and other information, and Shire and the issuer refer you to the actual documents for a more complete understanding of what Shire and the issuer discuss in this prospectus. Shire will make copies of the actual documents available to you upon request.

     In this prospectus, references to "dollars," "U.S.$" and "$" are to U.S. dollars.



         CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     Statements contained in this prospectus and in Shire's filings with the SEC incorporated by reference in this prospectus that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the federal securities laws. These forward-looking statements involve risks and uncertainties, including, but not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development and commercialization, the impact of competitive products, patents and other risks and uncertainties, including those detailed from time to time in periodic reports, including the annual report for the year ended December 31, 2000 on Form 10-K and in the proxy statement for the extraordinary general meeting of shareholders, dated March 1, 2001, filed by Shire with the SEC. Shire and the issuer caution that the risks and factors discussed in these filings are not exclusive. Shire and the issuer have no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or risks. New information, future events or risks may cause the forward-looking events Shire and the issuer discuss in this prospectus and in the filings with the SEC that Shire and the issuer incorporate by reference in this prospectus not to occur.

                                     SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in or incorporated by reference into this prospectus. Prospective investors should consider carefully the information set forth in this prospectus under the heading "Risk Factors" and the documents incorporated in this prospectus by reference identified under the heading "Incorporation of Documents by Reference." Unless the context requires otherwise, references to the "issuer" refer to Shire Finance Limited, references to "Shire" refer to Shire Pharmaceuticals Group plc, and references to "we," "us" and "our" refer to Shire Pharmaceuticals Group plc and its subsidiaries, including the issuer.

                                      Shire

     Following the merger with BioChem Pharma Inc. on May 11, 2001, we became one of the world's leading international specialty pharmaceutical companies. We have a strategic focus on three therapeutic areas: central nervous systems disorders, oncology and anti-infectives. Our strategy is further supported by two technology platforms, drug delivery and biologics. We have a global sales and marketing infrastructure with a broad portfolio of products and our own direct marketing capability in the United States, Canada, the United Kingdom, the Republic of Ireland, France, Germany, Italy and Spain, with plans to add Japan by 2004. We also cover other significant pharmaceuticals markets indirectly through distributors. Our business is managed within three individual operating segments: U.S., International and global research and development. Within these segments revenues are derived from three sources: sales of products by our own sales and marketing operations, royalties and licensing and development fees. We refer to ourselves as "specialty" because our principal products tend to be prescribed by specialists as opposed to primary care physicians. A comparatively small sales force such as ours can promote specialty products effectively while it could not be expected to achieve the necessary coverage of primary care physicians. Our main approach is to in-license projects, to develop them and launch them ourselves in the eight key world markets. We seek to protect the intellectual property upon which we rely through a range of patents and patent applications (both our own and those of our licensors).

     Our principal products include:

     o in the United States, Adderall for the treatment of Attention Deficit Hyperactivity Disorder; Agrylin for the treatment of elevated blood platelets; Pentasa for the treatment of ulcerative colitis; Carbatrol for the treatment of epilepsy; and ProAmatine for the treatment of orthostatic hypotension. In addition, we receive royalties on the sales of Reminyl for the treatment of Alzheimer's disease, marketed by Johnson & Johnson, and on Epivir, Combivir and Trizivir for the treatment of HIV/AIDS and Epivir-HBV for the treatment of hepatitis B, each marketed by GlaxoSmithKline;

     o in the United Kingdom, the Calcichew range, used primarily as adjuncts in the treatment of osteoporosis, and Reminyl, which was launched in September 2000 and is co-promoted by Janssen-Cilag;

     o in Canada, 3TC for the treatment of HIV/AIDS, Combivir and Heptovir (marketed in partnership with GlaxoSmithKline); Amatine; Second Look, a breast cancer diagnostics product (Shire hopes to receive U.S. Food and Drug Administration approval in 2001 for this product); and Fluviral S/F, a vaccine for the prevention of influenza; and

     o in the rest of the world, we receive royalties on the sales of Zeffix for the treatment of hepatitis B, marketed by GlaxoSmithKline, and will receive royalties on sales of Reminyl from Janssen Pharmaceutica.

     In addition, we have a number of products in late stage development including Dirame for the treatment of moderate to severe pain, Foznol for the treatment of high blood phosphate levels associated with kidney failure and Troxatyl for the treatment of leukemia and solid tumors. We submitted the first regulatory submission for Foznol under the European Mutual Recognition Procedure on March 13, 2001.

     The BioChem merger was accounted for as a pooling of interests under U.S. generally accepted accounting principles. Accordingly, all prior period information contained in this prospectus includes the results of BioChem as though it had always been a part of us.

     Shire is a public limited company incorporated under the laws of England and Wales. Our principal executive offices and registered office are located at Hampshire International Business Park, Chineham, Basingstoke, Hampshire RG24 8EP, England, and our telephone number is (44) 1-256-894-000.

                                  The Offering

     The following summary contains basic information about the notes. It may not contain all the information that is important to you. For a more complete understanding of the terms of the notes, please refer to the section of this prospectus entitled "Description of the Notes."

Securities                                  Offered $400,000,000 aggregate
                                            principal amount of 2% Senior
                                            Guaranteed Convertible Notes of the
                                            issuer due 2011, convertible into
                                            preference shares of the issuer; and

                                            ordinary shares or ADSs of Shire
                                            which will be immediately issued in
                                            exchange for the preference shares
                                            upon their issuance,

                                            in each case to be sold by the
                                            selling  securityholders  listed
                                            under "Selling Securityholders"
                                            beginning on page 72.

Interest The issuer will pay interest on the notes at a rate of 2% per year on February 21 and August 21 of each year to the holders of record of the notes on the February 6 or August 6, respectively, preceding the relevant interest payment date. The first interest payment will be made on February 21, 2002.

Issue Price                                 100%.

Maturity Date                               August 21, 2011.

Redemption                                  at Maturity Unless previously
                                            redeemed, converted or repurchased
                                            and canceled, the issuer will redeem
                                            the notes at 100% of their principal
                                            amount together with accrued and
                                            unpaid interest on August 21, 2011.

Ranking The notes are senior unsecured obligations of the issuer, ranking equally with all of the other unsecured senior indebtedness of the issuer and effectively junior to all of its secured indebtedness.

Conversion and Exchange                     You may  convert  your  notes into
                                            preference  shares of the issuer at
                                            any time prior to August 14, 2011 or
                                            their redemption or repurchase. Each
                                            $1,000 principal amount of notes may
                                            be converted into one preference
                                            share, which will be issued at an
                                            issue price of $1,000 each. These
                                            preference shares may, in turn, be
                                            immediately exchanged by the issuer
                                            for (i) our ordinary shares or (ii)
                                            at your option, in specified
                                            circumstances, ADSs representing
                                            ordinary shares, initially at an
                                            exchange ratio equal to 49.6175
                                            ordinary shares per preference share
                                            or 16.5392 ADSs per preference
                                            share. The exchange ratio is subject
                                            to adjustment upon the occurrence of
                                            specified events described under
                                            "Description of the
                                            Notes--Conversion and Exchange
                                            Rights--Adjustments to the Exchange
                                            Ratio." Each ADS represents three
                                            ordinary shares. At the issuer's
                                            option, we may deliver cash instead
                                            of our ordinary shares or ADSs in
                                            exchange for the preference shares.

Redemption at Option of Holders             On each of August 21, 2004,  August
                                            21, 2006 and August 21,  2008,  you
                                            will have the right to require the
                                            issuer to redeem all or part of your
                                            notes not previously redeemed,
                                            repurchased or converted at 100% of
                                            their principal amount plus accrued
                                            interest. At the issuer's option,
                                            the issuer may choose, instead of
                                            redeeming a note in cash, to convert
                                            all or part of a note into
                                            preference shares which will then be
                                            exchanged by the issuer into our
                                            ordinary shares or, at your option
                                            and in specified circumstances,
                                            ADSs, at a specified exchange ratio.

Change in Control                           If we experience  specific  kinds of
                                            changes in control,  you will have
                                            the right to require the issuer to
                                            redeem all or part of your notes not
                                            previously redeemed, repurchased or
                                            converted at 101% of their principal
                                            amount, plus accrued interest. At
                                            the issuer's option, the issuer may
                                            choose, subject to specified
                                            conditions, to convert all or part
                                            of a note into preference shares
                                            which will then be exchanged by the
                                            issuer for our ordinary shares or,
                                            at your option and in specified
                                            circumstances, ADSs, at a specified
                                            exchange ratio.

Optional Redemption by the Issuer           On or after
                                            August 21, 2004, the issuer may
                                            redeem all or part of a note which
                                            has not previously been converted at
                                            a redemption price equal to 100% of
                                            its principal amount, plus accrued
                                            interest, in the circumstances
                                            described under "Description of the
                                            Notes--Optional Redemption by the
                                            Issuer."

The Guarantees                              We are fully and unconditionally
                                            guaranteeing  all  payments  of
                                            principal and interest on the notes
                                            and, following conversion of the
                                            notes into preference shares of the
                                            issuer, all payments of dividends,
                                            redemption amounts and liquidation
                                            preferences in respect of the
                                            preference shares. We have agreed
                                            not to alter our obligation to the
                                            issuer to issue our ordinary shares
                                            in order that the issuer may comply
                                            with it's exchange obligations under
                                            the preference shares. We have also
                                            agreed to ensure the issuer's
                                            performance of its conversion and
                                            exchange obligations under the notes
                                            and preference shares and its
                                            articles and memorandum of
                                            association.

Limitation on Mergers and
Sales of Assets                             The indenture governing
                                            the notes, among other things,
                                            limits our ability to sell our
                                            assets substantially as an entirety
                                            or consolidate or merge with or into
                                            other companies, unless certain
                                            conditions are met.

Listing The notes have been admitted to the Official List of the U.K. Listing Authority and to trading on the London Stock Exchange's market for listed securities. Shire's ordinary shares are traded on the London Stock Exchange under the symbol "SHP.L" and its ADSs are traded on the Nasdaq National Market under the symbol "SHPGY."

Governing                                   Law The notes, the indenture and the
                                            preference share guarantee are
                                            governed by New York law. The terms
                                            of the preference shares are
                                            governed by the memorandum and
                                            articles of association of the
                                            issuer, a Cayman Islands exempted
                                            limited company.

Tax Status                                  All payments in respect of
                                            the notes or the guarantees will be
                                            made without withholding of or
                                            deduction for or on account of
                                            taxation unless the withholding or
                                            deduction is required by law.
                                            Neither the issuer nor we will be
                                            required to pay you any additional
                                            amounts as a result of any
                                            withholding or deduction that is
                                            required by law.

Use of Proceeds                             We will not receive any
                                            proceeds from the sale by the
                                            selling securityholders of the notes
                                            or the ordinary shares or ADSs which
                                            may be issued upon exchange of the
                                            preference shares issued upon
                                            conversion of the notes.

Trustee, Registrar, Transfer Agent,
Principal Paying Agent and
London Paying Agent                         The Bank of New York.

                                  Risk Factors

     Before deciding to purchase any notes or ordinary shares or ADSs which may be issued upon exchange of the preference shares issued upon conversion of the notes you should consider carefully all of the information in this prospectus and, in particular, you should evaluate the specific risk factors set forth under "Risk Factors" immediately following this summary.

                                  RISK FACTORS

     Before deciding to purchase any notes or the ordinary shares or ADSs which may be issued upon exchange of the preference shares issued upon conversion of the notes you should carefully consider the following factors, the risk factors contained in our annual report on Form 10-K for the year ended December 31, 2000 and the risk factors related to BioChem contained in our proxy statement for the extraordinary general meeting of shareholders dated March 1, 2001, incorporated by reference into this prospectus, and other information in and incorporated into this prospectus.

An active trading market for the notes may not develop.

     We cannot assure you that an active trading market for the notes will develop or as to the liquidity or sustainability of any such market, the ability of holders to sell their notes or the price at which holders will be able to sell their notes. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, the market for similar securities, the price of our ordinary shares and ADSs, our performance and other factors.

The price of our ordinary shares and ADSs is volatile.

     The trading price of the ordinary shares and ADSs issuable to you in exchange for the preference shares issued to you upon conversion or redemption of your notes may be subject to fluctuations in response to variations in our operating results, regulatory developments, technological and manufacturing evolution, global and regional economic conditions and other events or factors. In addition, global stock markets have from time to time experienced significant price and volume fluctuations, which may lead to a drop in the market price of the ordinary shares and/or ADSs.

     Factors which may add to the volatility of the price of the ordinary shares and/or the ADSs include, among others, the following:

     o actual or anticipated variations in our results and those of our competitors;

     o the introduction of competing pharmaceutical products into the markets we serve;

     o    conditions or trends in the pharmaceuticals industry;

     o announcements by us or our competitors of significant acquisitions or divestitures;

     o announcements of strategic partnerships or joint ventures entered into by us or our competitors or their termination or other changes in our business or operations, or those of our competitors;

     o    our capital commitments or downgrades in our credit rating;

     o    liquidity in the ordinary shares and/or the ADSs;

     o    sales of the ordinary shares and/or the ADSs; and

     o investor sentiment towards the business sector in which we operate and conditions in the capital markets generally.

     Many of these factors are beyond our control. These factors may decrease the market price of the ordinary shares and/or the ADSs, regardless of our operating performance.

We may enter into transactions that will not result in a change in control.

     The change of control provisions may not protect you from transactions in which we borrow a large amount of money but which do not result in a shift in voting power or beneficial ownership large enough to trigger a change of control. Such transactions may include a reorganization, restructuring, merger or other similar transaction. The change of control provisions may not offer you protection as transactions of that kind may not involve any shift in voting power or beneficial ownership, or may not involve a shift large enough to trigger a change of control.

The notes are unsecured obligations of the issuer.

     The notes are senior unsecured indebtedness of the issuer. Our guarantee relating to the notes ranks equally in right of payment with all of our existing and future unsecured indebtedness. In addition, the guarantee will be effectively subordinated to all of our and the issuer's future secured indebtedness, to the extent of the value of the collateral securing such indebtedness and is and will be effectively subordinated to all of the existing and future indebtedness and other liabilities of our wholly-owned subsidiaries. The indenture governing the notes does not limit the amount of additional indebtedness which we or our subsidiaries can create, incur, assume or guarantee.

You will have no shareholder rights prior to conversion of the notes.

     As a holder of a note, you will not be a holder of our equity securities. You will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to our equity securities until such time, if any, as you convert your notes into preference shares of the issuer and such preference shares are exchanged for our ordinary shares or ADSs, and you become a registered holder thereof.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale by any of the selling securityholders of the notes or the ordinary shares or ADSs which may be issued upon exchange of the preference shares issued upon conversion of the notes.



                PRICE RANGE OF COMMON EQUITY AND DIVIDEND POLICY

Ordinary Shares

     Our ordinary shares are traded on the London Stock Exchange (the "LSE"). The following table presents the per share closing mid-market quotation for our ordinary shares as quoted in the Daily Official List of the LSE for the quarters indicated.

                                                    High (pound)   Low (pound)
                                                    per ordinary   per ordinary
Year Ended December 31, 1999                             share        share
First Quarter                                         (pound)5.17  (pound)3.74
Second Quarter                                               5.28         3.96
Third Quarter                                                6.13         4.74
Fourth Quarter                                               7.34         5.59

Year Ended December 31, 2000
First Quarter                                        (pound)14.28  (pound)5.98
Second Quarter                                              12.40         7.37
Third Quarter                                               13.69        11.35
Fourth Quarter                                              14.92         9.53

Year Ending December 31, 2001
First Quarter                                        (pound)13.39  (pound)8.85
Second Quarter                                              12.94        10.01
Third Quarter                                               13.19         8.50
Fourth Quarter (through November 5, 2001)                   11.12         8.87

     The number of record holders of ordinary shares as of November 5, 2001 was 11,020 (105 U.S. holders), holding 479,367,095 ordinary shares in the aggregate (125,323,942 shares held by U.S. holders in the aggregate). The total number of ordinary shares includes 124,745,601 ordinary shares represented by ADSs of which the depositary of the ADSs is the record holder. Since certain of the ordinary shares are held by broker nominees, the number of record holders may not be representative of the number of beneficial owners.

American Depositary Shares

     Our ADSs, each representing three ordinary shares, evidenced by American Depositary Receipts ("ADRs") issued by Morgan Guaranty Trust Company of New York, as depositary, are quoted on the Nasdaq National Market. As of November 5, 2001, the proportion of ordinary shares represented by ADRs was approximately 26% of the ordinary shares outstanding.

     The following table presents the high and low market quotations for the ADSs quoted on the Nasdaq National Market for the quarters indicated.

                                                      High $       Low $
Year Ended December 31, 1999                         per ADS      per ADS
First Quarter                                         $25.50       $19.13
Second Quarter                                         26.00        18.88
Third Quarter                                          29.31        23.75
Fourth Quarter                                         35.06        26.19

Year Ended December 31, 2000
First Quarter                                         $67.19       $28.31
Second Quarter                                         59.75        33.19
Third Quarter                                          60.63        51.38
Fourth Quarter                                         65.00        42.06

Year Ending December 31, 2001
First Quarter                                         $58.19       $39.13
Second Quarter                                         55.50        42.38
Third Quarter                                         57.20         36.30
Fourth Quarter (through November 5, 2001)             47.85        42.95

     The number of record holders of ADSs as of November 5, 2001 was approximately 426 (413 U.S. holders), holding 41,581,867 ADSs in the aggregate (41,577,178 ADSs held by U.S. holders in the aggregate). Since certain of the ADRs are held by broker nominees, the number of record holders may not be representative of the number of beneficial owners.

Dividend Policy

     Historically, Shire has not paid any dividends. Shire does not anticipate paying any dividends on our ordinary shares, or indirectly on ADSs, in the foreseeable future. As a matter of English law, Shire may pay dividends only out of its distributable profits, which are accumulated realized profits under U.K. GAAP, so far as not previously utilized by distribution or capitalization, less accumulated realized losses, so far as not written off in a reduction or reorganization of capital duly made. Future dividend policy will be dependent upon Shire's distributable profits, our financial condition, the terms of any then existing debt facilities and other relevant factors existing at that time.

                                 Capitalization

     The following table sets forth as of June 30, 2001: (1) the actual consolidated capitalization of Shire and (2) the consolidated capitalization of Shire on a pro forma basis giving effect to the issuance of the notes.

                                                        As reported         Pro Forma
                                                       June 30, 2001      June 30, 2001
                                                           (in thousands of U.S. $)

   Long term debt                                           8,575             408,575

   Shareholders' equity:
   Common stock, 5p par value: 800,000,000 shares
      authorized; and 461,391,822 shares issued
      and outstanding                                      35,518              35,518
   Exchangeable shares: 10,038,008 shares issued
      and outstanding                                     459,880             459,880
   Additional paid-in capital                             783,185             783,185
   Accumulated deficit                                    (97,531)            (97,531)
   Accumulated other comprehensive losses                 (90,307)            (90,307)
                                                        ----------         -----------
                                                        ----------         -----------
   Total Capitalization                                 1,090,745           1,090,745
                                                        ----------         -----------

                      SELECTED FINANCIAL AND OPERATING DATA

     The financial results as of December 31, 1999 and 2000 and for each of the three years in the period ended December 31, 2000 have been restated to reflect the combined results of Shire and BioChem. The financial results as of and for the period ended December 31, 1998 also have been restated to reflect the combined results of Shire and Roberts Pharmaceutical Corporation. The financial results as of December 31, 1996 and 1997 and for each of the two years in the period ended December 31, 1997 have been restated to reflect the combined results of Shire and Roberts. Each of the BioChem and Roberts mergers was accounted for as a pooling of interests. The summary historical data as of December 31, 1999 and 2000 and for the years ended December 31, 1998, 1999 and 2000 is derived from actual audited results for such years. The unaudited results as of December 31, 1996, 1997 and 1998 and for the years ended December 31, 1996 and 1997 are also included for comparative purposes. The selected consolidated financial data for Shire should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with Shire's consolidated financial statements and related notes included in Shire's Current Report on Form 8-K filed with the SEC on August 15, 2001 and incorporated by reference herein.

                                                                          Year Ended
                                                                         December 31,
                                             1996             1997             1998            1999             2000
                                             ----             ----             ----            ----             ----
                                         (Unaudited)      (Unaudited)
                                              (in thousands of U.S. $ except for share information and ratios)
   Income Statement Data:
   Revenues                                  289,675          298,656      435,905          537,253         671,110
   Operating income                         (30,015)         (35,661)       73,336          (36,654)         151,358
    Income before income taxes              (23,320)         (24,957)       91,812          (13,590)         259,391
   Net income from continuing               (11,659)         (28,037)       84,147          (35,253)         211,727
   operations
   Net income                               (11,103)         (28,403)       82,040         (47,432)         211,727

   Basic net income per ordinary share
     continuing operations                    (3.2)c           (6.5)c       17.5c           (7.3)c           43.8c
     net income                               (3.1)c           (6.6)c       17.1c           (9.8)c           43.8c
   Basic net income per ADS
     continuing operations                    (9.7)c          (19.5)c        52.5c          (21.9)c          131.4c
     net income                               (9.2)c          (19.8)c       51.3c           (29.4)c          131.4c
   Fully diluted net income per
   ordinary share
     continuing operations                    (3.2)c           (6.5)c       17.0c           (7.3)c           42.8c
     net income                               (3.1)c           (6.5)c       16.6c           (9.8)c           42.8c
   Fully diluted net income per ADS
     continuing operations                    (9.7)c          (19.5)c        51.0c          (21.9)c          128.4c
     net income                               (9.2)c          (19.8)c       49.8c           (29.4)c          128.4c

   Weighted average ordinary shares
   outstanding - basic                   361,094,196      431,276,428     480,827,784     484,358,876      482,890,070
   Weighted average ordinary shares
   outstanding - fully diluted           361,094,196      431,276,428    494,149,715      488,138,499     494,691,805

   Other Financial Data:
    Earnings to fixed charges                    (1)              (1)       14.17            0.01            16.27

---------------
(footnote appears on following page)

                                             As at            As at           As at            As at           As at
                                             -----            -----           -----            -----           -----
                                         December 31,     December 31,     December 31,    December 31,     December 31,
                                         ------------     ------------     ------------    ------------     ------------
                                             1996             1997             1998            1999             2000
                                             ----             ----             ----            ----             ----
                                          (Unaudited)      (Unaudited)     (Unaudited)
                                                                  (in thousands of U.S. $)
   Balance Sheet Data:
     Current assets                          530,271          495,360         445,972          520,023         695,853
     Non-current assets                      853,210        1,121,773       1,210,153        1,351,789       1,548,495
     Current liabilities                     115,191          141,196          99,770          233,818         227,850
     Non-current liabilities                  63,094           59,834         137,151          238,087         146,259
     Minority interests                        9,154            9,011              --               --              --
     Shareholders' equity                    665,771          911,732         973,232          879,886       1,174,386


(1) In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. Earnings for the years ended December 31, 1996 and 1997 were insufficient to cover fixed charges for such periods by approximately $23.32 million and $24.96 million, respectively.

                            DESCRIPTION OF THE NOTES

     The notes were issued under a document called the "indenture." The indenture is a contract between the issuer, us and The Bank of New York, who acts as trustee. Because this section is a summary, it does not describe every aspect of the notes. This summary is subject to and qualified in its entirety by reference to all of the provisions of the indenture, including the definitions of some terms that are used in the indenture and which we use in this section. We describe the meaning for only the more important terms, and wherever we refer to particular defined terms, those defined terms as they are used in the indenture are incorporated by reference here. In this section, references to "Shire," "we," "us" or "our" refer solely to Shire Pharmaceuticals Group plc and not its subsidiaries, and references to the "issuer" refer solely to Shire Finance Limited.

General

     The notes are senior unsecured obligations of the issuer. The notes are unsubordinated, which means that they rank equally among themselves and with all of the issuer's other present and future senior and unsubordinated indebtedness, except as required by mandatory provisions of law, and senior to all of its other indebtedness, if any. The indenture does not limit the issuer's or our ability to incur other indebtedness. The notes are limited to $400 million aggregate principal amount. Payment of the full principal amount of the notes is due on August 21, 2011, to the extent the notes are not converted, redeemed or repurchased prior to that date.

     The notes bear interest at the annual rate shown on the front cover of this prospectus. The issuer will pay interest semi-annually on February 21 and August 21 of each year, beginning February 21, 2002, until the principal is paid or made available for payment or the notes are converted or redeemed in accordance with their terms. Interest will be paid to the holders of record of the notes at the close of business on the February 6 or August 6, as applicable, preceding the relevant interest payment date. Interest payable in respect of any period which is not a full interest period will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

     The notes are represented by global notes in registered form without interest coupons. Notes that were sold in transactions outside the United States in compliance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), are represented by interests in the "Regulation S global note." We refer to these notes as "Regulation S notes." Notes which were sold pursuant to Rule 144A under the Securities Act ("Rule 144A") are represented by interests in the "Rule 144A global note." We refer to these notes as the "Rule 144A notes." Any purchaser of notes pursuant to this prospectus will receive a beneficial interest in an unrestricted global note, which we refer to as the "registered resale global note." The Regulation S global note, the Rule 144A global note and the registered resale global note are referred to together in this section as the "global notes." Interests and transfers of interests in the global notes are shown on and effected only through the book-entry systems operated by The Depository Trust Company, or DTC, Euroclear or Clearstream and their respective participants.

     You may convert the notes into preference shares of the issuer, which will then be exchanged for our ordinary shares or ADSs representing our ordinary shares in accordance with the issuer's memorandum and articles of association at any time before the close of business on August 14, 2011, unless the notes have been previously converted, redeemed or repurchased. Until either (a) the note being converted has been transferred pursuant to an effective registration statement or (b) the note is not otherwise a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act, however, holders may only exchange the preference shares for our ordinary shares and not ADSs. At the issuer's option, the issuer may procure the delivery to you of cash in U.S. dollars upon conversion and exchange rather than ordinary shares or ADSs, as described below under "--Conversion and Exchange Rights--Cash-Out Option." The exchange ratio may be adjusted upon the occurrence of certain events which change the number of our ordinary shares outstanding or provide for distributions of our ordinary shares, as described below under "--Conversion and Exchange Rights--Adjustments to the Exchange Ratio."

     The issuer may redeem the notes at its option at any time on or after August 21, 2004, in whole or in part, at par plus accrued and unpaid interest to the redemption date, if the conditions described below under "--Optional Redemption by the Issuer" are met. If there is a change in control of Shire, you may have the right to require the issuer to redeem your notes at a redemption price equal to 101% of the principal amount of the notes. In addition, you will have the right to require the issuer to redeem your notes at par on August 21, 2004, 2006 and 2008 as described below under "--Redemption at Option of Holders--Redemption at Option of Holders on Selected Dates." In the event that you elect for notes to be redeemed prior to final maturity, the issuer may at its option instead choose to convert the relevant notes into its preference shares, which will then be exchanged by the issuer into our ordinary shares or, at your option, ADSs as described below under "--Redemption at Option of Holders--Redemption at Option of Holders upon a Change in Control" and "--Redemption at Option of Holders on Selected Dates."

     The issuer will pay you any cash amounts to which you may be entitled under the terms of the notes in respect of the principal of and any accrued interest on the notes at maturity (including upon the issuer's repurchase or redemption of the notes) in U.S. dollars.

     We fully and unconditionally guarantee payments of principal and interest on the notes and, following conversion into preference shares of the issuer, payments in respect of the preference shares of dividends and liquidation preference upon any liquidation of the issuer. We have agreed not to alter our obligation to the issuer to issue our ordinary shares in order that the issuer might meet its exchange obligations under the terms of its preference shares, and we have agreed to ensure the issuer's performance of its conversion and exchange obligations under the notes and its memorandum and articles of association. We discuss these guarantees and agreements in more detail below under "--The Guarantees."

     The principal corporate trust office of the trustee in the City of New York is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of any paying agents or approve a change in the office through which any paying agent acts. The trustee has been appointed as the London paying agent. For so long as any of the notes are listed on the LSE, we will maintain a paying agent in the United Kingdom.

     So long as the notes are represented by global notes, payment of interest on and, if applicable, principal of the notes will be made in immediately available funds.

Obligations to Direct Holders

     The issuer's obligations under the notes and our obligations under the guarantees, as well as the obligations of the trustee and those of any third parties employed by the issuer, us or the trustee, run only to persons who are registered as holders of notes. Neither we nor the issuer has obligations to you if you hold in street name or other indirect means, either because you choose to hold notes in that manner or because the notes are issued in the form of global notes as described below. For example, once payment is made to the person with whom the global note is deposited, neither we nor the issuer has any further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

     In the remainder of this description "you" means direct holders and not street name or other indirect holders of notes.

Form, Exchange and Transfer

     The notes are each represented by global notes in registered form, without coupons. The global notes are issued in denominations that in the aggregate equal the outstanding principal amount of notes represented thereby. The notes have denominations of $1,000 or even multiples of $1,000. The Rule 144A global note and the registered resale global note are deposited with a custodian for and registered in the name of Cede & Co., as nominee of DTC. The Regulation S global note is deposited with, and registered in the name of a nominee for, a common depositary for Euroclear and Clearstream.

     You may have your notes broken into more notes of smaller denominations or combined into fewer notes of larger denominations, as long as the total principal amount is not changed.

     If definitive registered notes are issued in the special situations described under "--Special Situations in Which a Global Note Will Be Terminated" below, you may exchange or transfer your notes at the office of the trustee. The trustee acts as our agent for registering notes in the names of holders and transferring registered notes. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the "security registrar." It will also register transfers of the registered notes. You may not, however, exchange registered notes for bearer notes.

     You will not be required to pay a service charge to transfer or exchange notes, but you may be required to pay any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of registered notes will only be made if the security registrar is satisfied with your proof of ownership.

     We may designate additional transfer agents. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

Special Situations in Which a Global Note Will Be Terminated

     In a few special situations described below, a global note will terminate and interests in it will be exchanged for physical certificates representing definitive registered notes. After that exchange, the choice of whether to hold notes directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in notes transferred to their own name so that they will be direct holders.

     The special situations for termination of a global note are:

     In the case of the Rule 144A global note or the registered resale global note, when DTC notifies the trustee that it is unwilling, unable or no longer qualified to continue holding the global note or notes, and we do not appoint a successor within 120 days.

     In the case of the Regulation S global note, when either Euroclear or Clearstream is closed for business for a continuous period of 14 days, other than public holidays, or permanently ceases business or announces an intention to do so.

     When the issuer elects to exchange the global notes representing such notes for physical certificates representing such notes in registered form.

     When an event of default on the notes has occurred and has not been cured, if requested by the holder of a book-entry interest in the notes. Defaults on notes are discussed below under "--Events of Default."

     In addition, if instructions have been given to transfer a beneficial interest in one global note to a person who would otherwise take delivery in the form of an interest in another global note, and such other global note has previously been exchanged for definitive registered notes, then the transferee will receive its interest in the form of definitive registered notes.

     No definitive notes in bearer form will be issued. Definitive notes issued in exchange for book-entry securities will be issued in registered form only, without coupons. They will be registered in the name or names instructed by the registrar based on the instructions of DTC, Euroclear and Clearstream.

Payment and Paying Agents

     The issuer will pay interest to you if you are a direct holder listed in the trustee's records at the close of business on the February 6 or August 6, as applicable, in advance of each interest payment date, even if you no longer own the security on the interest payment date. That particular day is called the "regular record date." The issuer will pay interest, principal and any other money due on global notes to the registered holder thereof by wire transfer of same-day funds. For a discussion of payments with respect to book-entry securities issued in respect of global notes, see "--Arrangements Relating to Notes in Global Form--Payments" below. Payments on definitive registered notes, if any, will be made at the corporate trust office of the trustee in New York City. That office is currently located at 101 Barclay Street, Floor 21 West, New York, New York 10286. You must make arrangements to have your payments picked up at or wired from that office. The issuer may also choose to pay interest on definitive registered notes by mailing checks.

     Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

     We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee's corporate trust office as a payment office. These offices are called "paying agents." The issuer may also choose to act as its own paying agent. We must notify you of changes in the paying agents for the notes that you hold.

Conversion and Exchange Rights

     You may, at your option, convert any portion of the principal amount of a note in an even multiple of $1,000 into fully paid 2% exchangeable redeemable preference shares of the issuer at any time before the close of business on the maturity date, unless the note has been previously converted, redeemed or repurchased. Each $1,000 principal amount of notes may be converted into one preference share, which will be issued at an issue price of $1,000 each. Subject to the issuer's option to procure the exchange of the preference shares for cash as described below under "Conversion and Exchange Rights--Cash-Out Option," upon conversion the issuer will procure the issue of our ordinary shares or, at your option, ADSs representing our ordinary shares in exchange for the preference shares, at an exchange ratio equal to 49.6175 ordinary shares per preference share (or 16.5392 ADSs per preference share). This exchange ratio is based on an effective exchange price of $20.154 per ordinary share (or (pound)14.107 per ordinary share, converted into U.S. dollars based on the $/(pound) closing buying rate of 1.4289 on August 14, 2001) and $60.4625 per ADS. The exchange ratio is subject to adjustment as described below. Until either (a) the note being converted has been transferred pursuant to an effective registration statement or (b) the note is not otherwise a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act, however, you may only exchange preference shares for our ordinary shares and not ADSs. Your right to convert a note called or delivered for redemption will terminate at the close of business on the business day (as defined in the indenture) immediately preceding the redemption date for that note, unless the issuer and we default in making the payment due upon redemption.

     You can convert a note by delivering the note at the corporate trust office of the trustee accompanied by a duly signed and completed notice of conversion and exchange, a copy of which may be obtained from the trustee. If you prefer to receive ADSs upon exchange, you must so specify in your conversion and exchange notice. In the case of a global note, DTC will effect the conversion upon notice from the holder of a book-entry security in accordance with DTC's customary procedures. The conversion and exchange date will be the date on which the note and the duly signed and completed notice of conversion and exchange are so delivered. As promptly as practicable on or after the conversion and exchange date, and in any event within 14 days of such date, the issuer will cause to be issued or delivered to the trustee a certificate or certificates for the number of full ordinary shares or ADSs issuable upon exchange, together with a cash payment instead of any fraction of an ordinary share or ADS. The certificates will be sent by the trustee to the conversion agent for delivery to you. Our ordinary shares issuable upon conversion of the notes and exchange of the preference shares will be fully paid and nonassessable and will also rank equally with our other ordinary shares outstanding from time to time. If the deposit agreement with respect to the ADSs is terminated for any reason and no successor deposit agreement is established, it will no longer be possible for us to deliver ADSs upon exchange.

     If you surrender a note for conversion and exchange on a date that is not an interest payment date, you will not be entitled to receive any interest for the period from the preceding interest payment date to the date of conversion and exchange, except as described below. However, if you are a holder of a registered note on a regular record date, including a note surrendered for conversion and exchange after the regular record date, you will receive the interest payable on that note on the next succeeding interest payment date. Accordingly, any notes surrendered for conversion and exchange during the period from the close of business on a regular record date to the opening of business on the next succeeding interest payment date must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of notes being surrendered for conversion. However, you will not be required to make that payment if you are converting a note, or a portion of a note, that the issuer has called for redemption, or that you are entitled to require the issuer to redeem, if your conversion and exchange right would terminate because of the redemption between the regular record date and the close of business on the next succeeding interest payment date.

     No other payment or adjustment for interest, or for any dividends on our ordinary shares, will be made upon conversion and exchange. If you receive our ordinary shares or ADSs upon conversion and exchange, you will not be entitled to receive any dividends payable to holders of our ordinary shares as of any record date before the close of business on the conversion and exchange date. If the issuer does not exercise its option to procure the exchange of your preference shares for cash, as described below under "--Cash-Out Option," you will be treated as if you were a holder of our ordinary shares as of the conversion and exchange date and therefore entitled to receive, in addition to the ordinary shares or ADSs, cash consideration equal to any dividends payable to holders of our ordinary shares as of any record date between the conversion and exchange date and the date on which the ordinary shares are issued to you. You will not be entitled to exercise any voting rights of such ordinary shares or ADSs if the relevant record date falls after the conversion and exchange date but before the date on which the ordinary shares or ADSs are issued to you.

     We will not issue fractional shares or ADSs upon conversion and exchange. Instead, we will pay an amount in cash based on the market price of our ordinary shares at the close of business on the conversion and exchange date.

     Except as provided below, if you deliver a note for conversion and exchange, you will not in any circumstances be required to pay any U.K. transfer taxes or duties in respect of the issue or delivery of the preference shares on conversion of the notes, the subsequent transfer of the preference shares to us or the issue of our ordinary shares or ADSs in exchange for the preference shares. Instead, we will hold you harmless against any U.K. stamp duty or stamp duty reserve tax liability you may be required to pay on conversion and exchange. We will not pay any tax or duty, however, that may be payable in respect of any transfer involved in the issue or delivery of our ordinary shares or ADSs in a name other than that of the holder of the note. We will not issue or deliver certificates representing our ordinary shares or ADSs unless the person to whom the ordinary shares or ADSs are being issued or delivered has paid to us the amount of any such tax or duty or has established to our satisfaction that no such tax or duty is payable.

     Any of our ordinary shares issued on exchange will be fully paid and will rank equally in all respects with our fully paid and issued ordinary shares on the conversion and exchange date, except that the issued ordinary shares will not be entitled to any dividend or other distribution declared or paid on our ordinary shares with respect to a record date prior to the conversion and exchange date.

     Our ordinary shares (unless they are to be represented by ADSs issued by Morgan Guaranty Trust Company, the ADS depositary) will not be issued to:

     o DTC, Euroclear, Clearstream, the Depositary and Clearing Centre or any of their nominees or agents or any other person providing a clearance service within Section 96 of the Finance Act 1986 of the United Kingdom or any of their nominees or agents; or

     o    any person whose business includes issuing depositary receipts within
          Section 93 of the Finance Act 1986 of the United Kingdom, or any nominee or agent of such a person,

in each case at any time before the "abolition day" as defined in Section 111(1) of the Finance Act 1990 of the United Kingdom.

     Street name and other indirect holders should consult their banks or brokers for information on how to direct the conversion of notes into preference shares and the exchange of preference shares into our ordinary shares or ADSs.

Adjustments to the Exchange Ratio

     The issuer's preference shares issued upon conversion of the notes will be, in accordance with the issuer's memorandum and articles of association, exchanged by the issuer for our ordinary shares or ADSs, or, as described below, at the issuer's option for cash. The following is a summary of the issuer's memorandum and articles of association relating to adjustments that may be made to the exchange ratio. You should refer to "Description of the Preference Shares" for more provisions of the issuer's memorandum and articles of association as they relate to the preference shares. The exchange ratio is subject to adjustment upon the occurrence of any of the events described below:

(1) If there is a change in the nominal value of our ordinary shares as a result of consolidation or subdivision of our ordinary shares, the exchange ratio will be adjusted by multiplying the exchange ratio in force immediately before such change by the following fraction:

                                        A
                                        -
                                        B

         where:

     A is the nominal amount of one ordinary share immediately before such change; and

     B is the nominal amount of one ordinary share immediately after such change.

     This adjustment will become effective on the date the change in nominal value takes effect.

(2) If we pay a dividend or other distribution payable in our ordinary shares, that is, we issue fully paid ordinary shares to our shareholders by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve), the exchange ratio will be adjusted by multiplying the exchange ratio in force immediately before we pay the stock dividend by the following fraction:

                                        A
                                        -
                                        B

         where:

     A is the aggregate nominal amount of our issued ordinary shares immediately after such issue; and

     B is the aggregate nominal amount of our issued ordinary shares immediately before such issue.

     This adjustment will become effective on the date of issue of such ordinary shares.

     This adjustment will not be made if we pay a scrip dividend, that is, a dividend or other distribution in our ordinary shares instead of all or any part of a cash dividend which our shareholders would otherwise have received. If, however, we pay a scrip dividend where the market value of the ordinary shares issued exceeds the amount of the cash dividend, or the relevant portion of the cash dividend if the scrip dividend is offered in place of only part of the cash dividend, then the exchange ratio will be adjusted by multiplying the exchange ratio in force immediately before we pay the stock dividend by the following fraction:

                                      A + B
                                      -----
                                      A + C

         where:

     A is the aggregate nominal amount of our issued ordinary shares immediately before such issue;

     B is the aggregate nominal amount of our ordinary shares issued by way of scrip dividend; and

     C is the aggregate nominal amount of ordinary shares issued by way of scrip dividend multiplied by a fraction of which (x) the numerator is the amount of the cash dividend per share, or the part of such cash dividend in respect of which the scrip dividend applies, and (y) the denominator is the amount per share used for the purpose of determining the number of ordinary shares to be issued by way of scrip dividend.

     This adjustment will become effective on the date of issue of such ordinary shares.

     As used in this adjustment, "market value" means the price or value of the ordinary shares stated in, or calculated in accordance with the provisions of and at the time of, any circular or other document issued by us relating to the scrip dividend.

(3) If we pay or make any capital distribution (as defined below) to our shareholders, the exchange ratio will be adjusted by multiplying the exchange ratio in force immediately before such extraordinary dividend by the following fraction:

                                        A
                                      -----
                                      A - B

         where:

         A is the current market price (as defined below) of one ordinary share on the dealing day immediately preceding the date on which the ordinary shares are traded on the LSE ex-capital distribution; and

     B is the portion of the capital distribution attributable to one ordinary share.

     This adjustment will become effective on the date on which our ordinary shares are first traded on the LSE ex-extraordinary dividend or on which the protected share repurchase is actually made, as the case may be.

     As used in this section, "current market price" means the average of the closing bid and offer quotations per ordinary share published in the LSE Daily Official List for the five consecutive dealing days ending on the dealing day immediately preceding the date in question, subject to adjustment to take into account dividend payments.

     Any day on which the LSE is open for business is a "dealing day."

     "Capital distribution" means the premium attributable to an extraordinary dividend or a protected share repurchase.

     An "extraordinary dividend" is any dividend or distribution on our ordinary shares, whether in cash or in kind, where the aggregate amount of the dividend or distribution, without taking into account any tax credit that may arise in respect of the dividend or distribution, when added to the aggregate amount of all other dividends or distributions paid or made in the preceding 12 months other than dividends or distributions to the extent an adjustment was made pursuant to paragraph (2) above, exceeds 5% of our market capitalization on the dealing day immediately preceding the payment date of the dividend or distribution in question. Extraordinary dividends do not include any dividend or distribution to the extent an adjustment pursuant to paragraph (2) above is applicable.

     The amount of the premium attributable to an extraordinary dividend is the amount by which the extraordinary dividend exceeds 5% of our market capitalization on the dealing day immediately preceding the payment date of the dividend or distribution in question. For purposes of determining whether an adjustment is appropriate under this paragraph (3), our "market capitalization" will be calculated as if we had already issued all ordinary shares issuable upon the exchange of the exchangeable shares issued by Shire Acquisition Inc. in connection with the merger between us and BioChem.

     A "protected share repurchase" occurs when we purchase our ordinary shares on the market on any one day at a weighted average price, before expenses, that exceeds by more than 5% the average price quoted for our ordinary shares on the LSE on the five dealing days before we make the purchase. If we announce our intention to purchase ordinary shares at some future date at a specified price, then a protected share repurchase occurs when the announced purchase price exceeds by more than 5% the average price quoted for our ordinary shares on the LSE on the five dealing days preceding the announcement.

     The amount of the premium attributable to a protected share repurchase is the amount by which the repurchase amount or announced repurchase amount, as the case may be, exceeds 5% of the average price quoted for our ordinary shares on the LSE on the five dealing days before we make the purchase or announcement, as the case may be.

(4) If we issue ordinary shares to our shareholders as a class by way of rights, or issue or grant to our shareholders as a class by way of rights, options, warrants or other rights to subscribe for or purchase any ordinary shares, in each case at a price per ordinary share which is less than 95% of the current market price per ordinary share on the dealing day immediately preceding the date of the announcement of the terms of the issue or grant of such ordinary shares, options, warrants or other rights, the exchange ratio will be adjusted by multiplying the exchange ratio in force immediately before such issue or grant by the following fraction:

                                      A + B
                                      -----
                                      A + C

         where:

     A is the number of ordinary shares in issue immediately before we announce the issue or grant;

     B is the number of ordinary shares issued or, as the case may be, included in the grant; and

     C is the number of ordinary shares which could have been purchased, at the current market price per ordinary share indicated above, for the aggregate amount (if any) payable for the new ordinary shares issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of ordinary shares comprised in such options, warrants or other rights.

     This adjustment will become effective on the first date on which the ordinary shares are traded ex-rights, ex-options or ex-warrants, as the case may be, on the LSE.

(5) If we issue any securities to our shareholders as a class, not including ordinary shares or options, warrants or other rights to subscribe for or purchase any ordinary shares, by way of rights, of if we grant to our shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase any securities other than ordinary shares or options, warrants or other rights to subscribe for or purchase ordinary shares, the exchange ratio will be adjusted by multiplying the exchange ratio in force immediately prior to such issue or grant by the following fraction:

                                       A
                                      -----
                                      A - B

         where:

     A is the current market price of one ordinary share on the dealing day immediately preceding the date on which we publicly announce the terms of such issue or grant; and

     B is the fair market value on the date of such announcement of the portion of the rights attributable to one ordinary share. The fair market value of the offer will be determined in good faith by an independent investment bank of international repute that we select.

     This adjustment will become effective on the first date on which the ordinary shares are traded ex-rights, ex-options or ex-warrants, as the case may be, on the LSE.

(6) If we issue or grant wholly for cash, other than as mentioned in (4) above, any ordinary shares or any options, warrants or other rights to subscribe for or purchase any ordinary shares, in each case at a price per ordinary share which is less than 95% of the current market price per ordinary share on the dealing day immediately preceding the date we announce the terms of such issue or grant, the exchange ratio will be adjusted by multiplying the exchange ratio in force immediately prior to such issue or grant by the following fraction:

                                      A + B
                                      -----
                                      A + C

         where:

     A is the number of ordinary shares in issue immediately before we issue such ordinary shares or grant such options, warrants or rights;

     B is the maximum number of ordinary shares to be issued pursuant to such issue of additional ordinary shares or upon exercise of such options, warrants or rights; and

     C is the number of ordinary shares which the aggregate consideration (if any) receivable for the issue of the additional ordinary shares, or, as the case may be, for the ordinary shares to be issued upon the exercise of any such options, warrants or rights, would purchase at the current market price per ordinary share indicated above.

     This adjustment does not apply to ordinary shares issued on the exchange of the preference shares or on the exercise of any other rights of conversion into, or exchange or subscription for, ordinary shares.

     This adjustment will become effective on the date we issue such additional ordinary shares or, as the case may be, we grant such options, warrants or rights.

(7) If we or any of our subsidiaries issue any securities (other than the notes or the preference shares) wholly for cash or for no consideration, otherwise than as mentioned in paragraphs (4), (5) or
         (6) above, and these securities carry rights of conversion into, or exchange or subscription for, our ordinary shares or grant any such rights in respect of existing securities, or if we or any of our subsidiaries issue any securities which by their terms might be redesignated as ordinary shares, and the consideration per ordinary share receivable by us upon conversion, exchange, subscription or redesignation is less than 95% of the current market price per ordinary share on the dealing day immediately preceding the date we announce the terms of issue of such securities or the terms of such grant, the exchange ratio will be adjusted by multiplying the exchange ratio in force immediately prior to such issue or grant by the following fraction:

                                      A + B
                                      -----
                                      A + C

         where:

     A is the number of ordinary shares in issue immediately before such issue or grant (but if we have already issued the ordinary shares into which the relevant securities may be converted or for which they may be exchanged or provide subscription rights, then less the number of such ordinary shares);

     B is the maximum number of ordinary shares that may be issued upon conversion or exchange of such securities or upon the exercise of such rights of subscription attached to such securities at the initial conversion, exchange or subscription price or rate or, as the case may be, the maximum number of ordinary shares to be issued or to arise from any such redesignation; and

     C is the number of ordinary shares that could be purchased at the current market price per ordinary share indicated above for the aggregate consideration (if any) receivable for the ordinary shares to be issued upon conversion or exchange or upon exercise of the right of subscription attached to such securities or, as the case may be, for the ordinary shares to be issued or to arise from any such redesignation.

     This adjustment will become effective on the date of issue or grant of the securities in question.

(8) If there is any modification of the rights of conversion, exchange or subscription attaching to any securities described in paragraph (7) above (other than in accordance with the terms (including terms as to adjustment) applicable to such securities) so that following such modification the consideration per ordinary share receivable by us has been reduced and is less than 95% of the current market price per ordinary share on the dealing day immediately preceding the date of announcement of the proposals for such a modification, the exchange ratio will be adjusted by multiplying the exchange ratio in force immediately prior to such modification by the following fraction:

                                      A + B
                                      -----
                                      A + C

         where:

     A is the number of ordinary shares in issue immediately before such modification (but if we have already issued the ordinary shares into which the relevant securities may be converted or for which they may be exchanged or provide subscription rights, then less the number of such ordinary shares);

     B is the maximum number of ordinary shares to be issued upon conversion or exchange of such securities or upon the exercise of such rights of subscription attached to such securities at the modified conversion, exchange or subscription price or rate, but giving credit as appropriate for any previous adjustment under this paragraph (8) or under paragraph (7) above; and

     C is the number of ordinary shares which the aggregate consideration (if any) receivable by us for the ordinary shares to be issued upon conversion or exchange or upon exercise of the right of subscription attached to the modified securities would purchase at the current market price per ordinary share indicated above.

     This adjustment will become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such securities.

(9) If we or any of our subsidiaries offer any securities and our shareholders as a class are entitled to participate in arrangements whereby such securities may be acquired by them, the exchange ratio will be adjusted by multiplying the exchange ratio in force immediately before we make such offer by the following fraction:

                                       A
                                     ------
                                     A -- B

         where:

     A is the current market price of one ordinary share on the dealing day immediately preceding the date on which the terms of such offer are publicly announced; and

     B is the fair market value on the date of such announcement of the portion of the relevant offer attributable to one ordinary share. The fair market value of the offer will be determined in good faith by an independent investment bank of international repute that we select.

     This adjustment will become effective on the first date on which the ordinary shares trade ex-rights on the LSE.

     This adjustment will not apply when the exchange ratio is adjusted under paragraph (4) or (5) above or would be so adjusted if the relevant issue or grant were at less than 95% of the current market price per ordinary share on the relevant dealing day.

(10) If any adjustment has been made pursuant to paragraph (4) or (6) above, and any such rights, options, warrants or other rights to subscribe for or purchase any ordinary shares have lapsed or expired or are otherwise no longer exercisable and we have not issued all of the ordinary shares in respect of such lapsed, expired or unexercisable rights, options, warrants or other rights to subscribe for or purchase any ordinary shares, the exchange ratio will be readjusted to the exchange ratio which would otherwise be in effect had the adjustment made upon the issuance of such rights, options, warrants or other rights to subscribe for or purchase any ordinary shares been made on the basis of delivery of only the number of ordinary shares actually delivered.

     This adjustment will become effective on the date on which the rights, options, warrants or other rights to subscribe for or purchase any ordinary shares lapsed, expired or otherwise became no longer exercisable.

     No adjustment of the exchange ratio pursuant to any of paragraphs (1) through (10) above will be required to be made:

     o until the cumulative adjustments amount to 1.0% or more of the exchange ratio;

     o if, as a result, on conversion and exchange ordinary shares would be issued at a discount to their par value;

     o to the extent ordinary shares or other securities are issued, allotted or granted to employees, including directors and executive officers, of Shire or any of its subsidiaries pursuant to any employees' share scheme or option plan;

     o upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this prospectus, including:

          -    the exchangeable shares of Shire Acquisition Inc.; and

          - our unsecured convertible zero coupon loan note due to Arenol Corporation; or

     o upon the exchange of any remaining shares of Roberts for our ordinary shares.

     We will compute any adjustments to the exchange ratio and give notice to the holders of any such adjustments.

     If (a) we merge or consolidate with another person or sell or transfer all or substantially all of our assets, in each case which results in a change of control (as defined below), or (b) we participate in a statutory merger that results in a reclassification, conversion, exchange or cancellation of our ordinary shares, then the preference shares will, without the consent of the holder of any note or preference share, become exchangeable only for the kind and amount of securities, cash and other property that a holder of the number of our ordinary shares into which the preference shares were exchangeable immediately prior to the merger, consolidation, sale or transfer could have received at the time of such merger, consolidation, sale or transfer. This calculation will be made based on the assumption that the holder of our ordinary shares failed to exercise any rights of election that the holder may have to select a particular type of consideration. The adjustment will not be made for a merger that does not result in any reclassification, conversion, exchange or cancellation of our ordinary shares.

     We may, from time to time, increase the exchange ratio by any amount for any period of at least 20 days if our board of directors has determined that such increase would be in our best interests. If our board of directors makes such a determination, it will be conclusive. We will give holders of notes at least 15 days' notice of such an increase in the exchange ratio.

Cash-Out Option

     If you exercise your conversion and exchange right, the issuer will have the right, at its option, to procure the exchange of your preference shares for cash in U.S. dollars rather than for our ordinary shares or ADSs. The issuer will calculate this cash payment based on the average LSE volume-weighted average price, as seen on Bloomberg Professional Service, of our ordinary shares on the fourth through eighth business days following the conversion and exchange date (each such price converted into U.S. dollars at the $/(pound) noon buying rate in New York prevailing on such date). The issuer will inform you within three business days after the conversion and exchange date of its election to procure the payment to you of cash rather than procure the issue to you of our ordinary shares or ADSs, and will procure the payment to you not later than 14 days after the conversion and exchange date. If this payment is not made to you by the 14th day after the conversion and exchange date, you may again elect to receive our ordinary shares or ADSs in exchange for your preference shares in lieu of cash.

Redemption at Option of Holders

     Redemption at Option of Holders upon a Change in Control

     If a change in control (as defined below) occurs, you will have the right, at your option, to require the issuer to redeem all of your notes not previously called for redemption, or any portion of the principal amount of your notes that is equal to $5,000 or any greater even multiple of $1,000. The price the issuer is required to pay will be 101% of the principal amount of the notes, plus accrued interest to the redemption date.

     At the issuer's option, instead of redeeming the notes in respect of which you have exercised your right to require redemption, the issuer may elect to convert such notes in whole or in part into preference shares, exchangeable into our ordinary shares (or, at your option as specified in your notice of exercise described below, ADSs, if an effective registration statement is in effect with respect to such ADSs) at a special exchange ratio equal to 101% of the principal amount of the notes being converted divided by the market price of our ordinary shares valued at 95% of the average of the LSE volume-weighted average prices, as seen on Bloomberg Professional Service, of our ordinary shares for the five trading days immediately following the date the issuer informs you of its election to convert the notes into preference shares rather than redeem the notes (each such price converted into U.S. dollars at the $/(pound) noon buying rate in New York prevailing on such date). The issuer may only choose to convert notes into preference shares under these circumstances if, following the change in control, our ordinary shares continue to be listed for trading on the LSE, if the public float of our ordinary shares at such time corresponds to at least 50% of our outstanding ordinary share capital, and if we satisfy other conditions provided in the indenture.

     Within 30 days after the occurrence of a change in control, the issuer is obligated to give you notice of the change in control and of the redemption right arising as a result of the change in control. The issuer must also deliver a copy of this notice to the trustee. To exercise your redemption right, you must deliver to the trustee, on or before the 30th day after the date of the notice to you, irrevocable written notice of your exercise of your redemption right, together with the notes with respect to which that right is being exercised. The notice should include your election to receive either our ordinary shares or ADSs in the event the issuer elects not to redeem the notes but to convert them into preference shares instead. The issuer will inform you of its election to convert the notes into preference shares within two business days after the last date you may give notice of your decision to exercise your redemption right. The issuer is required to effect the redemption or conversion on the date that is 44 days after the date of the change of control notice.

     A "change in control" will be deemed to have occurred at any time after the notes are originally issued that any of the following occurs:

(1) Any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling that person to exercise more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors; however, any acquisition by us, any subsidiary of ours or any employee benefit plan of ours will not trigger this provision.

(2)      Either:

     o an offer is made to all or practicably all our ordinary shareholders or all or practicably all such shareholders other than the offeror and/or any associate of the offeror (as defined in Section 430E(4) of the Companies Act 1985 of the United Kingdom), to acquire the whole or any part of our issued ordinary share capital; or

     o    a scheme is proposed with regard to such acquisition,

         and we become aware that the right to cast more than 50% of the votes which may ordinarily be cast at a general meeting of shareholders has or will become unconditionally vested in the offeror and/or its associates. No change of control will be deemed to have occurred under this definition (2), however, if the holders of 50% or more of the total voting power of our capital stock entitled to vote generally in elections of directors prior to the offer have, directly or indirectly, 50% or more of the total voting power of all shares of capital stock of the offeror or acquiror entitled to vote generally in elections of directors of the offeror or acquiror following the consummation of the acquisition.

(3) We convey, transfer, sell, lease or otherwise dispose of all or substantially all of our assets to another person.

     For purposes of these provisions:

     o whether a person is a "beneficial owner" will be determined in accordance with Rule 13d-3 under the Exchange Act; and

     o "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

     The definition of change in control includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, your ability to require the issuer to redeem your notes as a result of conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

     The foregoing provisions would not necessarily provide you with protection if we are involved in a highly leveraged or other transaction that may adversely affect you.

     Redemption at Option of Holders on Selected Dates

     You will have the right, at your option, to require the issuer to redeem, on each of August 21, 2004, August 21, 2006 and August 21, 2008, all of your notes not previously called for redemption, or any portion of the principal amount of your notes that is equal to $5,000 or any greater even multiple of $1,000. The price the issuer is required to pay is 100% of the principal amount of the notes to be redeemed, together with interest accrued to the redemption date. In order to exercise this option, you must give the issuer notice of your decision between 30 and 15 business days prior to the applicable redemption date.

     At the issuer's option, instead of redeeming the notes in respect of which you have exercised your right to require redemption, the issuer may elect to convert all or part of the notes into preference shares, exchangeable into our ordinary shares (or, at your option as specified in your notice of exercise, ADSs, if an effective registration statement is in effect with respect to such
ADSs) at a special exchange ratio equal to 100% of the principal amount of the notes being converted divided by the market price of our ordinary shares valued at 95% of the average of the LSE volume-weighted average prices, as seen on Bloomberg Professional Service, of our ordinary shares for the five trading days immediately following the date the issuer gives you notice of its election to convert the notes into preference shares rather than redeem the notes (each such price converted into U.S. dollars at the $/(pound) noon buying rate in New York prevailing on such date). The issuer may only choose to convert notes into preference shares exchangeable for our ordinary shares or ADSs if we satisfy conditions provided in the indenture. The issuer will inform you of its election to convert the notes into preference shares rather than redeem the notes on the tenth business day prior to the applicable redemption date. If ordinary shares or ADSs are not issued to you by the 14th day after the applicable redemption date, you may elect for the issuer to procure the payment to you of cash in an amount equal to the original redemption amount, plus accrued interest to the payment date, rather than procure the issue of our ordinary shares or ADSs.

     General

     Rule 13e-4 under the Exchange Act requires the dissemination of prescribed information to securityholders in the event of an issuer tender offer and may apply in the event that a redemption option becomes available to you. We and the issuer will comply with this rule to the extent it applies at that time.

     We and any of our subsidiaries, including the issuer, may, to the extent permitted by applicable law, including the requirements of the U.K. Listing Authority or the LSE, or any other stock exchange on which the notes may be listed, at any time purchase notes in the open market or by tender at any price or by private agreement. Any note that we or any of our subsidiaries other than the issuer purchases may, at our option, be surrendered to the trustee for cancellation. Any notes the issuer purchases will be canceled promptly. None of the notes we or any of our subsidiaries purchases may be reissued or resold. All notes redeemed or converted will be canceled promptly.

     The issuer's ability to redeem notes at the option of the holders is subject to important limitations. We cannot assure you that the issuer would have the financial resources, or would be able to arrange financing, to pay the redemption price for all the notes that might be delivered by holders of notes seeking to exercise the redemption right. If the issuer were to fail to redeem the notes when required following a change in control or on any of the specified dates, an event of default under the indenture would occur.

     Street name and other indirect holders should consult their banks or brokers for information on how to direct the exercise of the option to require the issuer to redeem the notes upon a change in control or on the specified dates.

Optional Redemption by the Issuer

     The issuer may redeem the notes at its option at any time on or after August 21, 2004, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus accrued and unpaid interest to the redemption date. The issuer may only exercise this option during this period if the average of the closing bid and offer quotations per ordinary share published in the LSE Daily Official List for twenty of the thirty consecutive dealing days ending within fourteen days of giving notice of the redemption is at least 130% of the exchange price in effect on that dealing day. The exchange price is equal to $1,000 divided by the exchange ratio.

     The indenture requires the issuer to give notice of redemption pursuant to this option between 30 and 60 days before the redemption date.

     No "sinking fund" is provided for the notes, which means that the indenture does not require the issuer to redeem or retire the notes periodically.

The Guarantees

     Shire, which holds 100% of the issued shares (not including preference shares) of the issuer, has fully and unconditionally guaranteed:

     o all payments of principal and interest payable under the notes by the issuer; and

     o following any conversion of the notes into preference shares of the issuer, all payments of dividends on the preference shares and all liquidation preferences of the preference shares if the issuer is liquidated.

     We have agreed, in the indenture and in a separate guarantee agreement covering our payment guarantee of the preference shares, not to alter our obligation, pursuant to a bilateral contract between the issuer and us, to issue our ordinary shares to the holders of preference shares in order that the issuer might meet its exchange obligations under the terms of its preference shares. We also agreed in these documents to procure that the issuer complies with its conversion and exchange obligations under the notes and its memorandum and articles of association.

     We have guaranteed the payment of these amounts and the performance of these obligations when they become due and payable or are required to be performed. You do not need to proceed against the issuer before you can proceed against us under the payment guarantees. The payment guarantees are senior, unsubordinated and unsecured obligations of Shire, which means that they rank on a parity with all of our other present and future senior, unsubordinated indebtedness, except as required by mandatory provisions of law, and senior to all of our other indebtedness.

Mergers and Sales of Assets by Shire

     We may not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, and we may not permit any person to consolidate with or merge into us, unless each of the following requirements is met:

     o the person formed by the consolidation or merger or the person to which our properties and assets are conveyed, transferred, sold or leased is a corporation, limited liability company, partnership or trust organized and existing under the laws of England and Wales, any member state of the European Union, Switzerland, the United States, any state thereof or the District of Columbia and, if other than us, shall expressly assume the due and punctual payment of the principal of, any premium and interest on the notes and the performance of our other covenants under the indenture;

     o immediately after giving effect to that transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

     o an officer's certificate and legal opinion relating to these conditions is delivered to the trustee.

Taxation

     All payments in respect of the notes or the guarantees will be made without withholding of or deduction for taxation unless the withholding or deduction is required by law. Neither the issuer nor we will be required to pay you any additional amounts as a result of any withholding or deduction that is required by law.

Further Undertakings of Shire

     We have agreed, for so long as any notes are outstanding:

(1) to keep enough ordinary shares available for issue free from pre-emptive rights to enable the issuer to meet at any time its obligations in full to exchange preference shares issuable on conversion of outstanding notes for our ordinary shares or ADSs in accordance with the issuer's memorandum and articles of association;

(2) not to modify in any way the rights attaching to our ordinary shares with respect to voting, dividends or liquidation, nor to issue any other class of equity share capital carrying any rights which are more favorable than such rights. This agreement, however, will not preclude:

     o the issue of equity share capital to employees, including executive officers, or directors of Shire or any of our subsidiaries or associated companies pursuant to any employees' or directors' share plan or option plan;

     o    any consolidation or subdivision of the ordinary shares;

     o any modification of such rights which is not materially prejudicial to the interests of the holders of the notes;

     o any issue of ordinary shares upon exchange of the exchangeable shares of Shire Acquisition Inc. or the remaining shares of Roberts or the conversion of the unsecured convertible zero coupon loan note due to Arenol Corporation;

     o any issue of equity share capital where the issue of such equity share capital results in an adjustment to the exchange ratio, or would result in an adjustment to the exchange ratio if (1) the adjustment were greater than 1% of the exchange ratio or (2) the relevant issue were at less than 95% of the current market price per ordinary share on the relevant dealing day; or

     o any alteration to our articles of association in connection with or incidental to any of the above; and

(3) not to reduce our issued share capital, share premium account or capital redemption reserve or any uncalled liability in respect of any of these, except:

     o    pursuant to the terms of issue of the relevant share capital;

     o    by means of a purchase or redemption;

     o as permitted by Section 130(2) of the Companies Act 1985 of the United Kingdom;

     o    where the reduction does not involve any distribution of assets;

     o where the reduction results in an adjustment to the exchange ratio, or would result in an adjustment to the exchange ratio if the adjustment were greater than 1% of the exchange ratio; or

     o solely in relation to a change in the currency in which the nominal value of the ordinary shares is expressed.

     These obligations may only be waived by the holders of a majority in principal amount of the outstanding notes or the consent of the trustee where, in the opinion of the trustee, it is not materially prejudicial to the interests of the noteholders to give such approval.

Deemed Conversion Rights upon the Liquidation of Shire

     If an effective resolution is passed or an order of a court is made on or before the maturity date of the notes for the winding-up of Shire, then we will give notice to you that such a resolution has been passed or such an order has been made. (We do not, however, have to give you notice of such a resolution or court order for the purpose of or in connection with a reconstruction, amalgamation, reorganization or similar arrangement on terms that have been previously approved by the trustee or by the holders of a majority in principal amount of the outstanding notes.) After receiving such a notice, you will have the right at any time within three months of the date of our notice to you to elect to be treated as if you had exercised your conversion and exchange rights immediately before the date of passing of such resolution or the making of such order, as the case may be. If you exercise this election, you will be entitled to receive, out of the assets which will be available to our shareholders on our liquidation, an amount equal to the amount which you would have received had you in fact been the holder of the ordinary shares to which you would have been entitled by virtue of such exercise. You may not make this election in respect of any note on or after the record date for the payment of the principal due on the note. We will indicate in our notice to you the applicable exchange ratio.

Events of Default

     The following are events of default under the indenture:

     o failure to pay principal of or any premium on any note when due (including upon any requirement that the issuer redeem the notes);

     o failure to pay any interest on any note when due and that default continues for 30 days;

     o failure to give the notice required to be given in the event of a change in control;

     o failure to perform any other covenant in the indenture and that failure continues for 60 days after written notice to the issuer and to us by the trustee or the holders of at least 25% in aggregate principal amount of outstanding notes;

     o failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by us or any of our subsidiaries (including the issuer) in excess of $25 million (excluding equipment and facilities leases) if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days after written notice to the issuer and to us by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes; and

     o events of the issuer's or our bankruptcy, insolvency or reorganization specified in the indenture.

     Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to the provisions for the indemnification of the trustee, the holders of a majority in ag-gregate principal amount of the outstanding notes has the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

     If an event of default, other than an event of default arising from events of bankruptcy, insolvency or reorganization of Shire, occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding notes may accelerate the maturity of all of the notes. After acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding notes may, under circumstances set forth in the indenture, rescind the acceleration if all events of default, other than the nonpayment of principal of the notes which have become due solely because of the acceleration, have been cured or waived as provided in the indenture. If an event of default arising from events of our bankruptcy, insolvency or reorganization occurs and is continuing, then the principal of, and accrued interest on, all of the notes will automatically become immediately due and payable without any declaration or other act on the part of the holders of notes or the trustee.

     Before you may take any action to institute any proceeding relating to the indenture, or to appoint a receiver or a trustee, or for any other remedy, each of the following must occur:

     o you must have given the trustee written notice of a continuing event of default;

     o the holders of at least 25% of the aggregate principal amount of all outstanding notes must make a written request of the trustee to take action because of the default and must have offered reasonable indemnification to the trustee against the cost, liabilities and expenses of taking such action; and

     o the trustee must not have taken action for 60 days after receipt of such notice and offer of indemnification.

     These limitations do not apply to a suit for the enforcement of payment of the principal of or any premium or interest on a note, or the redemption amount of a note, on or after the due dates for such payments or of the right to convert the note in accordance with the indenture.

     We and the issuer will furnish to the trustee annually a statement as to our performance of our respective obligations under the indenture and as to any default in performance.

     Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or annul a declaration of acceleration.

Modification and Waiver

     The consent of the holders of a majority in principal amount of the outstanding notes affected is required to make a modification or amendment to the indenture. However, a modification or amendment requires the consent of the holder of each outstanding note affected if it would:

     o    change the stated maturity of the principal or interest of a note;

     o    reduce the principal amount, any premium or interest on any note;

     o    reduce the amount payable upon a redemption of a note;

     o modify the provisions with respect to the redemption rights of holders of notes in a manner adverse to the holders;

     o    change the place or currency of payment on a note;

     o impair the right to institute suit for the enforcement of any payment on any note;

     o    adversely affect the right to convert the notes;

     o reduce the percentage of holders whose consent is needed to modify or amend the indenture;

     o reduce the percentage of holders whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

     o modify the provisions dealing with modification and waiver of the indenture.

     The holders of a majority in principal amount of the outstanding notes must provide written consent to waive compliance by the issuer or us with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding notes may waive any past default, except a default in the payment of principal, any premium, interest or redemption amounts.

     Noteholder consent will not be required in connection with the following amendments:

     o to cure any inconsistency, omission, defect or ambiguity in the indenture; o to add to the issuer's or our covenants and agreements;

     o    to assign the trustee's rights and duties to a qualified successor;

     o to evidence the succession of another person to the issuer or to us and the assumption by the successor to the issuer's or our obligations and our covenants, where the parties are amending the indenture in a similar way;

     o to comply with the Securities Act, the Exchange Act, the Investment Company Act of 1940 or the Trust Indenture Act of 1939, each as amended; or

     o to modify, alter, amend or supplement the indenture in any other manner that is not adverse to the holders of the notes.

     No amendment to the indenture or the notes or the book-entry securities that affects DTC, Euroclear, Clearstream or the holders of book-entry securities in an adverse way will be allowed without the consent of DTC, Euroclear or Clearstream, as the case may be.

     Notes will not be considered outstanding if money for their payment or redemption has been deposited or set aside in trust for the holders.

     The issuer will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding notes that are entitled to take any action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders, such action may be taken only by persons who are holders of outstanding notes on the record date and must be taken within 180 days following the record date or such other period as we may specify (or as the trustee may specify, if it set the record date), this period may be shortened or lengthened (but not beyond 180 days) from time to time.

     Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to modify or amend the indenture or the notes or request a waiver.

Meetings of Noteholders

     The indenture contains provisions for convening meetings of the holders of notes for any of the following purposes:

     o to give any notice to the issuer, us or the trustee, or to give any directions to the trustee, or to consent to the waiving of any default under the indenture and its consequences, or to take any other action authorized to be taken by holders under the indenture;

     o    to remove the trustee and appoint a successor trustee; or

     o    to consent to the execution of a supplemental indenture.

     Notice of at least 21 days must be given of any meeting. A meeting must be called if requested in writing by the holders of at least one-tenth of the aggregate principal amount of the outstanding notes. The quorum for any meeting, other than an adjourned meeting, shall be the holders of at least one-third of the aggregate principal amount of the outstanding notes. No action at a meeting of holders will be effective unless approved by persons holding or representing notes in the aggregate principal amount required by the applicable provision of the indenture. At any meeting of holders, each holder or proxy will be entitled to one vote for each $1,000 principal amount of outstanding notes held or represented. A proxy need not be a holder of the notes.

Listing

     The notes have been admitted to the Official List of the U.K. Listing Authority and to trading on the LSE.

Notices

     The issuer will give notice to holders of notes by mail to the addresses of the holders as they appear in the security register. Notices will be deemed to have been given on the date of mailing. The issuer will give holders of notes irrevocable notice that it is exercising its option to redeem the notes not less than 30 nor more than 60 days before the redemption date.

Replacement of Notes

     The issuer will replace, at the expense of the holders, notes that become mutilated, destroyed, stolen or lost upon delivery to the trustee of the mutilated notes or evidence of the loss, theft or destruction of the notes satisfactory to the issuer and the trustee. In the case of a lost, stolen or destroyed note, indemnity satisfactory to the trustee and the issuer may be required at the expense of the holder of the note before a replacement note will be issued.

The Trustee

     The trustee for the holders of notes issued under the indenture is The Bank of New York. If an event of default occurs and is not cured, the trustee is required to use the degree of care of a prudent person in the conduct of his own affairs in the exercise of its powers. Subject to these provisions, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request of any holders of notes, unless they shall have offered to the trustee reasonable security or indemnity.

Governing Law and Consent to Jurisdiction and Service

     The indenture and the notes are governed by New York law. The issuer and we have appointed CT Corporation System as our agent for the service of process in any suit, action or proceeding with respect to the indenture or the notes and for actions brought in a U.S. federal or state court in New York City under U.S. federal or state securities laws.

Arrangements Relating to Notes in Global Form

     The Rule 144A global note and the registered resale global note have been deposited with a custodian for, and registered in the name of, Cede & Co., as nominee of DTC. The Regulation S global note has been deposited with, and registered in the name of a nominee for, a common depositary for Euroclear and Clearstream. The global note that will be issued upon the effectiveness of the registration statement of which this prospectus forms a part, which we refer to as the "registered resale global note," will on issue be deposited with a custodian for, and registered in the name of, Cede & Co., as nominee of DTC.

     Holders can hold a beneficial interest in the Rule 144A global note or the registered resale global note only directly through DTC or indirectly through participants or indirect participants in DTC. Holders can hold a beneficial interest in the Regulation S global note only directly through Euroclear or Clearstream or indirectly through participants or indirect participants in Euroclear or Clearstream. These beneficial interests may be held in such denominations as are permitted by DTC, Euroclear or Clearstream, as applicable. Indirect participants are banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant. Beneficial interests in the global notes are called book-entry securities. Ownership of beneficial interests in the global notes will be in the form of book-entry securities.

     The ultimate beneficial owners of the global notes can only be indirect holders. We do not recognize this type of investor as a holder of notes and instead only deal with the registered holders of the global notes. As an indirect holder, an investor's rights and obligations relating to a global note will be governed by the account rules of DTC, Euroclear or Clearstream and the investor's financial institution. We, the trustee, any paying agent, the registrar and any of our or their agents will not be responsible for the obligations under the rules and procedures of DTC, Euroclear or Clearstream, any of their respective participants or an investor's financial institution.

     We have no responsibility for any aspect of the actions of any participant in DTC, Euroclear or Clearstream or for payments related to, or for its records of, ownership interests in the global notes. We also do not supervise the participants in DTC, Euroclear or Clearstream in any way, nor will we govern payments, transfers, exchange and other matters relating to the investor's interest in the global notes.

     Payments

     Payments related to the notes are made through the facilities of The Bank of New York, as principal paying agent to the nominee of DTC as the registered holder of the Rule 144A note and the registered resale global note and to the nominee of the common depositary as the registered holder of the Regulation S note. Payments to DTC's nominee and to the nominee of the common depositary will discharge our payment obligations in respect of the notes. Upon receipt, DTC, Euroclear and Clearstream have informed us that they will credit their participants' accounts on that date with payments in amounts proportionate to their respective ownership interests as shown on their respective records. Payments by participants in DTC, Euroclear or Clearstream to the owners of book-entry securities will be the participants' responsibility. We expect that payment by participants in DTC, Euroclear or Clearstream to the owners of interests in book-entry securities will be governed by standard customary practices, as is now the case with the securities held for the accounts of customers registered in street name.

     All payments will be made through the facilities of the paying agent or agents. Payments will be made subject to the deduction or withholding of any taxes, duties, assessments or other governmental charges required by applicable laws or regulations.

     Redemption

     If and when the global notes are redeemed, all amounts in respect of the redemption will be paid through the facilities of the paying agent or agents to the nominee of DTC or the nominee of the common depositary for Euroclear or Clearstream, as the case may be. The redemption price that will be paid for the book-entry securities will be equal to the amount paid to the depositary systems for the applicable global notes.

     Transfers and Transfer Restrictions

     Transfers of all or any portion of the global notes may be made only through the book-entry register. Until the book-entry securities are exchanged for definitive notes, the global notes may only be transferred as a whole by:

     o    DTC to a nominee of DTC;

     o    the common depositary to a nominee of the common depositary;

     o    by a nominee of DTC to DTC or another nominee of DTC;

     o by a nominee of the common depositary to the common depositary or another nominee of the common depositary;

     o by DTC or any such nominee to a successor of DTC or a nominee of such successor; or

     o by the common depositary or any such nominee to a successor of the common depositary or a nominee of such successor.

     DTC, Euroclear and Clearstream, as the case may be, will record all transfers of the interests in book-entry securities using their respective book-entry systems. DTC, Euroclear and Clearstream will use their customary procedures in this regard.

     A beneficial interest in a Rule 144A global note may be transferred to a person who wishes to take delivery of such interest in the form of an interest in the Regulation S global note only in accordance with Regulation S.

Clearance and Settlement

     General

     The notes are held through the book-entry systems operated by DTC, Euroclear and Clearstream and their respective participants. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow notes to be issued, held and transferred among these clearing systems without the physical transfer of certificates.

     The policies of DTC, Euroclear and Clearstream govern payments, transfers, exchange and other matters relating to the investor's interest in notes held by them.

     We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way.

     DTC, Euroclear and Clearstream and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

     The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Euroclear and Clearstream as they are currently in effect. These systems could change their rules and procedures at any time.

     Transfers of Beneficial Interests in the Global Notes

     Trading between DTC participants Ownership of the Rule 144A global note or the registered resale global note may only be transferred in whole and may only be transferred to another nominee of DTC or to a successor of DTC or its nominee. A beneficial owner of an interest in the Rule 144A global note or the registered resale global note may hold its interest directly through DTC if such person is a participant in DTC, or indirectly through organizations which are direct DTC participants if such person is not a participant in DTC. Transfers between direct DTC participants will be effected in accordance with DTC's rules and will be settled using the procedures applicable to U.S. corporate debt obligations or depositary receipts, as the case may be, in DTC's SDFS system in same-day funds, if payment is made in U.S. dollars, or free of payment, if payment is not effected in US dollars. If payment is not made in U.S. dollars, separate payment arrangements outside DTC are required to be made between the DTC participants. Beneficial owners may also own interests in the global note held by DTC through banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship, either directly or indirectly, with a direct DTC participant.

     Trading between participants in Euroclear and Clearstream

     Transfers between participants in Euroclear or Clearstream will be effected in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds. Euroclear and Clearstream will hold interests in the Regulation S global note on behalf of their participants through customers' securities accounts in their respective names on the books of their common depositary. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Trading between a DTC seller and a Euroclear or Clearstream purchaser

     When an interest in a global note held by DTC is to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the DTC participant must send to DTC a free of payment instruction at least two business days prior to the settlement date. DTC will in turn transmit this instruction to Euroclear or Clearstream, as the case may be, on the settlement date. Separate payment arrangements are required to be made between the DTC participant and the relevant Euroclear or Clearstream, Luxembourg participant. On the settlement date, DTC will debit the account of its participant and will instruct the paying and transfer agent to instruct Euroclear or Clearstream, as the case may be. In addition, on the settlement date, DTC will instruct the paying and transfer agent and the registrar to (1) decrease the amount of book-entry interests in the name of Cede & Co. representing interests in the global note held by DTC, and (2) increase the amount of book-entry interests registered in the name of the common depositary for the accounts of Euroclear and Clearstream and representing interests in the Regulation S global note.

     Trading between a Euroclear or Clearstream seller and a DTC purchaser

     When interests in the Regulation S global note are to be transferred from the account of a Euroclear or Clearstream participant to the account of a DTC participant, the Euroclear or Clearstream participant must send to Euroclear or Clearstream a free of payment instruction at least one business day prior to the settlement date. Euroclear or Clearstream, as the case may be, will in turn transmit this instruction to DTC on the settlement date. Separate payment arrangements are required to be made between the DTC participant and the relevant Euroclear or Clearstream participant, as the case may be. On the settlement date, Euroclear or Clearstream, as the case may be, will debit the account of its participant and will instruct the paying and transfer agent to instruct DTC to credit the relevant account of Euroclear or Clearstream, as the case may be, at DTC. DTC will then debit its account, as the case may be, and will deliver such interests in the Regulation S global note, free of payment, to the relevant account of the DTC participant. In addition, Euroclear or Clearstream, as the case may be, shall on the settlement date instruct the paying and transfer agent and the registrar to (1) decrease the amount of the book-entry interests registered in the name of the common depositary for the account of Euroclear or Clearstream and representing interests in the Regulation S global note, and (2) increase the amount of the book-entry interests registered in the name of Cede & Co. and representing interests in the applicable global note held by DTC.

     Special Timing Considerations

     You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving notes through Euroclear and Clearstream on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

     In addition, because of time-zone differences, there may be problems with completing transactions involving Euroclear and Clearstream on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to receive or make a payment or delivery of notes, on a particular day, may find that the transactions will not be performed until the next business day in Brussels or Luxembourg, depending on whether Euroclear or Clearstream is involved.

The Registration Rights Agreement

     We have entered into a registration rights agreement with the initial purchasers. Pursuant to the registration rights agreement, we have agreed to keep the shelf registration statement, of which this prospectus forms a part, continuously effective until the earliest of

     o the sale of all the securities registered under the shelf registration statement;

     o the expiration of the period referred to in Rule 144(k) under the Securities Act with respect to notes and the ordinary shares or ordinary shares underlying the ADSs issuable upon conversion of the notes and exchange of the preference shares held by non-affiliates of Shire (including conversion and exchange at the option of the issuer following the exercise of a holder's right to have its notes redeemed); and

     o two years from the date the shelf registration statement is declared effective.

     We and the issuer will also take all reasonable steps to enable holders to use this prospectus to offer and sell notes or ordinary shares and ADSs which may be issued upon exchange of the preference shares issued upon conversion of the notes, including identifying such holders who wish to be included as selling securityholders in the shelf registration statement. In this section, we refer to these holders as "electing holders." We refer to the notes and the ordinary shares that may be issued, in the form of ordinary shares or ADSs, upon exchange of the preference shares issued upon conversion of the notes and covered by the shelf registration statement collectively as the "covered securities."

     Electing holders who sell covered securities pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers. In order to be named as a selling securityholder, electing holders must complete and return to us a completed and signed notice and questionnaire. Electing holders will also be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and they will be bound by some of the provisions of the registration rights agreement, including certain indemnification obligations.

     If at any time the preference shares are exchangeable into securities other than our ordinary shares or ADSs, we and the issuer will take steps to cause such securities to be included in the shelf registration statement.

     We and the issuer will have the right to suspend the use of the prospectus for up to 45 days in any 90-day period (extendible up to 75 days in any 90-day period in the circumstances described below) or an aggregate of 90 days in any 12-month period. We and the issuer may only suspend the use of the prospectus if our board of directors has determined in good faith that because of valid reasons, including the acquisition or divestiture of assets, pending corporate developments and similar events, it is in our best interest to do so.

     We and the issuer can extend the suspension to 75 days in any 90-day period if we or the issuer possess material non-public information:

     o the disclosure of which would have a material adverse effect on us and our subsidiaries, taken as a whole;

     o if such information relates to an undisclosed proposal or pending transaction and, in our reasonable belief, its disclosure would impede our or its ability to consummate such transaction; or

     o or otherwise with the prior written permission of Bear, Stearns International Limited and Goldman Sachs International in their capacity as the representatives of the initial purchasers. We and the issuer will provide notice of any such suspension in advance. The notice need not specify the nature of the event giving rise to the suspension.

     Covered securities will not be resold in an underwritten offering unless we and the issuer agree in our sole discretion to do so. We and the issuer will cover all expenses customarily borne by issuers in an underwritten offering to which we and the issuer agree.

     We and the issuer will be responsible for the costs of registration of offers and sales of the covered securities pursuant to the shelf registration statement. Under certain circumstances we may grant third parties "piggy-back" registration rights with respect to the shelf registration statement.

     In the event that the shelf registration statement ceases to be effective for more than 45 days (or 60 days if extended as described above) in any 90-day period, or for more than 90 days in any 12-month period, then the issuer will be required to pay additional interest in cash on each interest payment date in an amount equal to one half of one percent (0.5%) per annum of the principal amount of the covered securities from the 46th, 61st or 91st day, as the case may be. Such additional interest will cease to accrue from the date the shelf registration statement becomes effective again. If, however, after any such additional interest ceases to accrue, the shelf registration statement again ceases to be effective, additional interest will again accrue as described above. In no event will the issuer ever be required to pay additional interest of more than 0.5%.

                      DESCRIPTION OF THE PREFERENCE SHARES

     The preference shares, which will be issued in registered form, will be issued upon conversion of the notes. The terms of the preference shares are contained in the memorandum and articles of association of the issuer. The holders of the preference shares will be entitled to the benefits of (x) the provisions of the issuer's memorandum and articles of association relating to the preference shares and (y) Shire's guarantees and agreements under the separate preference share guarantee agreement as described above under "Description of the Notes--The Guarantees." Set forth below is a brief summary of certain significant provisions of the issuer's memorandum and articles of association.

Issuance of the Preference Shares

     The issuer will issue preference shares only upon conversion of the notes in accordance with the terms and conditions of the notes and the indenture. Each $1,000 principal amount of notes may be converted into one preference share. The preference shares will be issued, credited as fully paid, at the price of $1,000 per preference share. The issue price corresponds to a nominal value of $1 per preference share and a premium on issue of $999 each.

Dividends

     Each preference share entitles its holder to receive a fixed cumulative preferential cash dividend equivalent to a dividend of 2% per year (accruing daily) on the paid-up value of the preference share of $1,000. The issuer will pay dividends semi-annually on February 22 and August 22 of each year, from and including the preceding dividend payment date (or, in the case of the first dividend payment date, the date of issue of the preference share) to, but excluding, the redemption date of the preference share. Dividends payable in respect of any period which is not a full dividend period will be calculated on the basis of a 365-day year and the number of days elapsed. Each preference share will cease to accrue dividends on its date for redemption unless payment of the redemption price is not made on that date.

     Dividends on the issuer's preference shares will be payable prior to any dividend in respect of any other class of share capital of the issuer, other than any class of preference shares having equal preference with respect to dividend payments. As of the date of this prospectus, there is no such class of preference shares having equal preference with respect to dividend payments either authorized or outstanding.

     Holders of preference shares will not have any claim on the profits of the issuer other than the payment of dividends.

     The obligation of the issuer to pay dividends is subject to applicable law in the Cayman Islands. Our guarantee of dividend payments, however, is full and unconditional, regardless of whether:

     o    the profits of the issuer justify the payment of any dividend;

     o    the relevant amounts are available for payment or distribution;

     o payment has been declared or approved by or on behalf of the issuer or any general meeting of the issuer;

     o    payment is prohibited by law; or

     o the preference shares have been issued, to the extent the conversion rights requiring the issue of such preference shares were duly exercised.

Voting Rights

     Holders of preference shares shall be entitled to receive notice of general meetings of the issuer, but are not entitled to attend or vote at general meetings.

Liquidation Rights

     In the event of a winding up of the issuer or other return of capital other than a purchase or redemption of the preference shares or other redeemable shares, holders of the preference shares are entitled to receive all arrears and accruals of dividends on the preference shares, whether or not such a dividend has been declared or approved, up to, but excluding, the date of the commencement of the winding up, together with an amount equal to the amount paid up on the preference shares. Holders of preference shares have priority over any payment to holders of other classes of the issuer's share capital, other than any class of preference shares having equal preference with respect to liquidation rights. As of the date of this prospectus, there is no such class of preference shares having equal preference with respect to liquidation rights either authorized or outstanding.

Exchange Rights

     Upon the exercise of conversion and exchange rights by any holder of notes, the issuer will procure the exchange of the preference shares issued upon conversion of the notes for Shire ordinary shares or ADSs or, at the issuer's option, cash. This exchange will have effect from the conversion and exchange date. Any preference shares which are exchanged will be immediately transferred to Shire or its nominee in exchange for the issue to the holder of the preference shares of the number of ordinary shares or ADSs or, at the issuer's option, the amount of cash to which the holder is entitled. A description of the memorandum and articles of association to be adopted by the issuer relating to the noteholders' conversion and exchange rights is set out above under "Description of the Notes--Conversion and Exchange Rights."

     If the issuer does not exercise its option to procure the exchange of your preference shares for cash, as described above under "Description of the Notes--Cash-Out Option," you will be treated as if you were a holder of our ordinary shares as of the conversion and exchange date and therefore entitled to receive, in addition to the ordinary shares or ADSs, cash consideration equal to any dividends payable to holders of our ordinary shares as of any record date between the conversion and exchange date and the date on which the ordinary shares are issued to you. You will not be entitled to exercise any voting rights of such ordinary shares or ADSs if the relevant record date falls after the conversion and exchange date but before the date on which the ordinary shares or ADSs are issued to you.

     The issuer will effect the transfer as agent for the holder of the preference share, and the holder will be deemed to have authorized the issuer to enter into all agreements and take all steps necessary to complete the transfer and exchange. Other than any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of our ordinary shares or ADSs in a name other than that of the holder of the preference share, there will be no transfer or documentary taxes due from, or any further action required by, the holder in respect of the exchange.

Redemption Rights

     Subject to Cayman Islands law, the issuer will, at the request of the holder, redeem all preference shares for cash equal to their paid-up value, together with all arrears and accruals of dividends on the preference shares, whether or not such a dividend has been declared or approved, up to, but excluding, the redemption date at any time after their transfer into the name of Shire or its nominee. The issuer will cancel any redeemed preference shares.

Amendment of Class Rights

     Subject to applicable Cayman Islands law, so long as the capital of the issuer is divided into different classes of shares, the rights attached to any class of shares may be varied or eliminated with the written consent of the holders of not less than 75% in nominal value of the issued shares of that class or by the passing of an extraordinary resolution at a separate meeting of the holders of the shares of that class.

     The necessary quorum of any such meeting will be two or more persons holding or representing by proxy not less than one-third in nominal value of the issued shares of that class. The following actions will be deemed to be variations of the rights attached to the preference shares:

     o the creation or issue of any shares of the issuer ranking ahead of the preference shares with respect to dividend payments, liquidation preference or redemption rights;

     o any allotment of shares pursuant to a capitalization of the share premium account of the issuer; or

     o any reduction in the share premium account or the share capital of the issuer, or any uncalled liability in respect of the share capital of the issuer.

     Except as set out above, neither the issuance or creation of other classes of shares ranking equally with the preference shares nor the redemption of any of the preference shares will be deemed to vary the rights of the preference shares.

                                   THE ISSUER

Organization

     Shire Finance Limited, the issuer of the notes and the preference shares issuable upon conversion of the notes, is organized as an exempted limited company organized under the laws of the Cayman Islands. The issuer was incorporated on July 19, 2001, under the number 111672. Its registered office is located at Maples and Calder, Ugland House, South Church Street, P.O. Box 309, George Town, Grand Cayman, Cayman Islands, British West Indies. The objects of the issuer as set forth in its memorandum and articles of association are unrestricted and the issuer has full power and authority to carry out any object not prohibited by the laws of the Cayman Islands. The issuer has not engaged in any activities other than those incidental to its formation, the authorization and issuance of the notes and the preference shares, approval of the terms of the notes and the preference shares, the lending of the proceeds of the notes and activities incidental to or connected with the foregoing.

Directors and Executive Officers

     The directors of the issuer are Messrs. Rolf Stahel and Angus Russell. Subject to the making of any requisite declarations of interest under Cayman Islands law, a director may vote on any transaction or arrangement in which he is interested or upon any related matter.

     The secretary of the issuer is Tatjana May. Ms. May is also our General Counsel and Company Secretary, having joined us in May 2001. Prior to joining us Ms. May had practiced as a lawyer at AstraZeneca plc since January 1995, before which she was a solicitor with Slaughter and May.

Capitalization and Indebtedness

     The authorized share capital of the issuer is US$50,000, divided into 50,000 shares with a par value of US$1 each. Except as described below, as of the date of this prospectus the issuer does not have any outstanding indebtedness. The table below sets out the capitalization and indebtedness of the issuer as of August 15, 2001, adjusted to reflect the issuance of the notes.

                                                              $'000
Share capital (100 shares issued, $1.00 par value)             0.1
Preference shares (No shares issued)                           --

Total shareholders' equity                                     0.1

                                                          ==============
                                                              $'000
Convertible notes                                            400,000

Total indebtedness                                           400,000

                                                         ===============

                       DESCRIPTION OF THE ORDINARY SHARES

     Shire is a public limited company incorporated under the laws of England and Wales. As of November 5, 2001, there were 479,367,095 ordinary shares (including ordinary shares represented by ADSs) outstanding. This summary does not purport to be complete and is qualified in its entirety by reference to our full memorandum and articles of association. In this section, references to "we," "us" and "our" refer solely to Shire Pharmaceuticals Group plc and not its subsidiaries.

General

     All of our issued ordinary shares are fully paid or credited as fully paid, and therefore no holder of ordinary shares will be required to make additional contributions of capital in respect of the shares in the future.

Share Capital

     The provisions of Section 89(1) of the Companies Act 1985 confer on shareholders rights of pre-emption in respect of the allotment of equity securities, as defined in Section 94(2) of the Company Act 1985, which are, or are to be, paid up wholly in cash, other than by way of allotment to employees under an employees' share scheme, as defined in Section 743 of the Companies Act 1985. This section applies to our authorized but unissued share capital, to the extent not disapplied in accordance with Section 95 of the Companies Act 1985. The provisions of Section 89 of the Companies Act 1985 may be disapplied by a special resolution of the shareholders, either generally or specifically, for a maximum period not exceeding five years.

     By ordinary resolution passed on July 7, 2000, the directors were generally and unconditionally authorized to exercise all powers to allot relevant securities, within the meaning of Section 80 of the Companies Act 1985, up to an aggregate nominal amount of (pound)4,197,625.90. This authority expires on the fifth anniversary of the date of the passing of the resolution. However, we may make offers or agreements before the expiration, which would or might require relevant securities to be allotted after the expiration, and the directors may allot relevant securities in pursuance of the offers or agreements as if the authority conferred by that resolution had not expired.

     By a special resolution passed at the same annual general meeting on July 7, 2000, subject to the resolution referred to above and in addition and without prejudice to all existing authorities, the directors were empowered pursuant to
Section 95 of the Companies Act 1985 to allot equity securities (within the meaning of Section 94(2) of the Companies Act 1985) pursuant to the authority conferred upon them above as if Section 89(1) of the Companies Act 1985 did not apply to such allotment, provided that this power: (i) should expire five years after the date of the passing of the resolution, save that we might make an offer or agreement which would or might require equity securities to be allotted after such expiry, and the directors might allot equity securities pursuant to any such offer or agreement as if the power conferred by this resolution had not expired; (ii) should be limited to allotment of equity securities to raise funds solely for the purposes of repaying in whole or in part any outstanding amounts under the facility agreement entered into on November 19, 1999, as amended, between, inter alia, us and our subsidiaries in the United States as borrowers and DLJ Capital Funding, Inc. as agent; and (iii) should not involve the allotment of more than (pound)430,000 in nominal value of equity securities.

     By special resolution passed on March 29, 2001, the directors were empowered under Section 95 of the Companies Act 1985 to allot equity securities under the authority referred to in the paragraph below, as if Section 89(1) of the Companies Act 1985 did not apply to any of these allotments, provided that this power is limited to:

     o the allotment of equity securities where such securities have been offered (whether by way of a rights issue, open offer or other pre-emptive offer) to holders of ordinary shares in proportion (as nearly as may be) to their existing holdings of ordinary shares but subject to the directors having a right to make such exclusions or other arrangements in connection with such offering as they may deem necessary or expedient:

          - to deal with equity securities representing fractional entitlements;

          -    to deal with ordinary shares represented by depository receipts;
               and

          - to deal with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory; and

     o allotments of equity securities for cash otherwise than pursuant to the preceding bullet point up to an aggregate nominal amount of approximately (pound)1,279,868.

     This power expires on the fifth anniversary of the date of the resolution, except that we may before this expiration make an offer or agreement that would or might require equity securities to be allotted after the expiration and the directors may allot equity securities under the offer or agreement as if that power had not expired.

     The directors have undertaken that, to the extent that the aggregate nominal amount of relevant securities (within the meaning of Section 80 of the Companies Act 1985) up to which the directors are generally and unconditionally authorized for the purposes of Section 80 and Section 95 of the Companies Act 1985 to allot such relevant securities exceeds IPC guidelines, the directors shall not allot relevant securities pursuant to any outstanding authorities.

Dividends

     Subject to the Companies Act 1985 and other applicable law and the articles of association, we may by ordinary resolution from time to time declare dividends to be paid to shareholders according to their rights and interests in the profits available for distribution, but no dividend shall be declared in excess of the amount recommended by the board of directors. Except insofar as the rights attaching to, or the terms of issue of, any of our shares otherwise provide, all dividends shall be apportioned and paid proportionately according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but no amount paid up on a share in advance of a call shall be treated as paid up on the share for this purpose. The board of directors may from time to time and subject to the Companies Act 1985 and other applicable laws also pay to the shareholders an amount of interim dividends that the board of directors considers to be justified by our profits available for distribution. Our board of directors may, with the prior authority of an ordinary resolution, direct that payment of any dividend may be satisfied wholly or in part by the distribution of specific assets and, in particular, of paid up shares or debentures of another company. The board may, if authorized by an ordinary resolution, allot to those holders of a particular class of shares who have elected to receive further shares of that class or ordinary shares, in either case, credited as fully paid, instead of cash in respect of all or part of a dividend or dividends specified by the resolution, subject to any exclusions, restrictions or other arrangements which the board may in its absolute discretion deem necessary or expedient. Any dividend unclaimed for a period of 12 years from the date such dividend was declared or became due for payment shall be forfeited and shall cease to remain owing by us.

     No dividend shall be paid otherwise than out of the profits available for distribution under the provisions of the Companies Act 1985.

     Where a person is, under the provisions as to the transmission of shares contained in the articles of association, entitled to become a shareholder, the board may at any time serve a notice on this person requiring him to elect either to be registered himself or to have a person nominated by him registered as a member. If the notice is not complied with within 60 days, the board may withhold payment of all dividends payable in respect of these shares until the requirements of the notice have been complied with. Where any person has an interest of 0.25% or more in the nominal value of shares of a particular class in us, the board may withhold dividends payable on shares held by this person if there has been a failure to provide us with information concerning interests on those shares required to be provided under the articles of association and the Companies Act 1985 until this failure has been remedied.

Rights in a Winding-Up

     On a voluntary winding-up, the liquidator may, on obtaining any sanction required by law, divide among the shareholders in kind the whole or any part of our assets, whether they shall consist of property of the same kind or not, and, for that purpose, set those values as the liquidator determines fair upon any property to be divided and determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may not, however, distribute to a member, without his consent, any asset to which there is attached a liability or potential liability for the owner.

Shareholder Meetings

     An annual general meeting of shareholders must be held once each year within a period of not more than 15 months after the date of the last preceding annual general meeting. The board of directors may convene an extraordinary general meeting of shareholders at its discretion. General meetings may be held at the time and place as may be determined by the board of directors. An annual general meeting shall be convened on at least 21 clear days' written notice to shareholders entitled to receive notices. Most extraordinary general meetings may be convened on at least 14 clear days' written notice, but extraordinary general meetings at which it is proposed to pass special resolutions must be convened on at least 21 clear days' written notice. Two shareholders entitled to vote must be present in person or by proxy to constitute a quorum for all purposes at general meetings except that the absence of a quorum shall not prevent the appointment of a chairman of the meeting in accordance with the articles of association.

Voting Rights

     Subject to any special rights, terms or restrictions as to voting upon which shares may be issued or held or any suspension or abrogation of voting rights pursuant to the provisions of the articles of association (including in circumstances where a statutory notice requiring disclosure of beneficial ownership of shares has not been complied with), every shareholder present in person at a general meeting shall have one vote on a show of hands, and on a poll every shareholder present in person or by proxy shall have one vote for every ordinary share of which he is the holder. No shareholder shall, unless otherwise authorized by the board of directors, be entitled to be present or vote at any of our general meetings or at any separate general meeting of the holders of any class of our shares unless all calls or other sums presently payable by the shareholder in respect of our shares have been paid. See also "--Disclosure of Interests" and "--Special Voting Shares" below.

     Voting at any general meeting of shareholders is by a show of hands unless a poll is duly demanded. A poll may be demanded by:

     o    the chairman of the meeting;

     o not less than five shareholders present in person or by proxy entitled to vote at the meeting;

     o any shareholder or shareholders present in person or by proxy and representing in aggregate not less than one-tenth of the total voting rights of all shareholders entitled to attend and vote at the meeting; or

     o any shareholder or shareholders present in person or by proxy holding shares conferring a right to attend and vote at the meeting on which shares there have been paid sums in the aggregate equal to not less than one-tenth of the total sum paid on all the shares conferring that right.

     Voting rights are only conferred on registered holders of shares and therefore a person holding through a nominee may not directly demand a poll. This includes holders of ADSs, as they are not registered holders of shares.

     Unless otherwise required by law or the articles of association, voting in a general meeting is by ordinary resolution. These resolutions include:

     o    the election of directors;

     o    the approval of financial statements;

     o    the declaration of final dividends;

     o    the appointment of auditors;

     o    the increase of authorized share capital; and

     o    the grant of authority to issue shares.

     An ordinary resolution requires the affirmative vote of a majority of the votes of those who are eligible to vote and vote in person in the case of individuals or are represented by duly authorized representatives in the case of corporations. If a poll is demanded, the affirmative vote of shareholders who are present in person or by proxy in the case of individuals or are represented by duly authorized representatives in the case of corporations and who in the aggregate hold shares conferring a majority of the votes actually cast on the resolution is required. A special resolution or an extraordinary resolution requires the affirmative vote of not less than three-fourths of those who are eligible to vote and vote in person in the case of individuals or are represented by duly authorized representatives in the case of corporations. If a poll is demanded, the affirmative vote of shareholders who are present in person or by proxy in the case of individuals or are represented by duly authorized representatives in the case of corporations and who in the aggregate hold shares conferring three-fourths of the votes actually cast on the resolution is required. Examples of special resolutions include resolutions relating to matters concerning an alteration of our memorandum or articles of association or a members' voluntary winding-up of us or the disapplication of statutory preemption rights in respect of the issuance of equity securities to be paid up wholly in cash. An example of an extraordinary resolution is one which modifies the rights of any class of shares at a meeting of the holders of such class. The chairman of the meeting has a second or deciding vote in the case of a tied vote.

Authorization to Issue Shares

     The Companies Act 1985 provides that the directors may be authorized by means of an ordinary resolution of the shareholders to issue up to the maximum number of ordinary shares designated in such resolution for a maximum period not exceeding five years, although generally in the case of companies whose shares are admitted to the Official List of the U.K. Listing Authority and to trading on the LSE, these authorizations expire and are renewed at the same time as the disapplication of pre-emptive rights. See "--Share Capital" above.

Variation of Rights

     If at any time our share capital is divided into different classes of shares, the rights attached to any class may be varied or abrogated, subject to the provisions of the Companies Act 1985, in the manner as may be provided by those rights or, in the absence of such a provision, either with the written consent of the holders of at least three-fourths of the nominal amount of the issued shares of the class or with the sanction of any extraordinary resolution passed at a separate general meeting of the holders of the issued shares of that class but not otherwise. At every such separate meeting, the quorum shall be two persons present in person holding or representing by proxy at least one-third in nominal amount of the issued shares of the class or, at an adjourned meeting, any two holders of the shares in question whether present in person or by proxy. The rights conferred upon the holders of any class of shares shall not, unless expressly provided in the rights attached to those shares, be deemed to be altered by the creation or issuance of further shares ranking equally with or subsequent to those shares or by the purchase or redemption by us of our own shares in accordance with the Companies Act 1985 and our articles of association.

Alteration of Capital

     Subject to the provisions of the Companies Act 1985 and to any special rights previously conferred on the holders of any existing shares, any share may be issued with or have attached to it such rights and restrictions as we may determine by ordinary resolution or, if no resolution has been passed, as the board of directors may decide. Redeemable shares may be issued subject to the provisions of the Companies Act 1985 and to any rights conferred on the holders of any class of existing shares.

     We may by ordinary resolution:

     o    increase our share capital;

     o consolidate and divide all or any of our share capital into shares of a larger amount;

     o subject to the provisions of the Companies Act 1985, subdivide all or any of our shares into shares of a smaller nominal amount and decide that the shares resulting from the subdivision have among themselves a preference or other advantage or are subject to a restriction; and

     o cancel any shares which have not been taken or agreed to be taken by any person and diminish the amount of our authorized share capital by the amount of the shares so canceled.

     Subject to the provisions of the Companies Act 1985 and the rights attached to existing shares, we may by special resolution reduce our authorized and issued share capital, any capital redemption reserve and any share premium account in any manner. We may also, subject to the requirements of the Companies Act 1985 and to the rights conferred on holders of any class of shares, purchase all or any of our own shares, including any redeemable shares.

Disclosure of Interests

     Section 198 of the Companies Act 1985 provides that a person, including a company and other legal entities, that acquires an interest of 3.0% or more of any class of shares, including through ADRs, comprising part of a company's issued share capital carrying the right to vote in all circumstances at a general meeting of such company is required to notify the company in writing of its interest within two days following the day on which the notification obligation arises. After the 3.0% level is exceeded, similar notifications must be made in respect of increases or decreases taking the shareholding above or below a whole percentage figure. Interests held by some investment fund managers may be disregarded for the purposes of calculating the 3.0% threshold, but the disclosure obligation will still apply where those interests exceed 10% or more of any class of our relevant share capital and to increases or decreases taking the shareholding above or below a whole percentage figure after that time.

     For purposes of the notification obligation, the interest of a person in shares means any kind of interest in shares including an interest in any shares:

     o in which a spouse, or child or stepchild under the age of 18 is interested;

     o    in which a corporate body is interested and either

          - that corporate body or its directors are generally accustomed to act in accordance with that person's directions or instructions, or

          - that person controls one-third or more of the voting power of that corporate body; or

     o in which another party is interested and the person and that other party are parties to a "concert party" agreement under Section 204 of the Companies Act 1985. An agreement is a "concert party" agreement if:

          - it provides for one or more parties to acquire interests in shares of a particular company,

          - it imposes obligations or restrictions on any one or more of the parties as to the use, retention or disposal of the interests acquired under the agreement and

          - any interest in our shares is in fact acquired by any of the parties under the agreement.

     In addition, Section 212 of the Companies Act 1985 provides that a public company may by written notice require a person whom the company knows or has reasonable cause to believe to be, or to have been at any time during the three years immediately preceding the date on which the notice is issued, interested in shares comprised in the company's issued share capital carrying the right to vote in all circumstances at a general meeting of such company to confirm that fact or to indicate whether or not that is the case, and where such person holds or during the relevant time had held an interest in those shares, to give such further information as may be required relating to that interest and any other interest in the shares of which that person is aware.

     Where notice is served by a company under the foregoing provisions on a person who is or was interested in shares of the company and that person fails to give the company any information required by the notice within the time specified in the notice, the company may apply to the English court for an order directing that the shares in question be subject to restrictions prohibiting, among other things, any transfer of those shares, the exercise of the voting rights in respect of those shares, the taking up of rights in respect of those shares and, other than in liquidation, payments in respect of those shares.

     A person who fails to fulfill the obligation imposed by Sections 198 to 202 and 212 of the Companies Act 1985 described above is subject to criminal penalties.

Share Acquisitions

     The City Code on Takeovers and Mergers, issued and administered by the Panel on Takeovers and Mergers in London, is applicable to us because we are a public limited company incorporated and resident in England and Wales. The City Code is intended to operate principally to ensure fair and equal treatment of all shareholders in transactions involving companies to which it applies. When persons hold or acquire certain percentages of voting rights of a U.K. public company such as ours, these persons may be required, in certain circumstances, to make an offer to all shareholders of that company for its shares. For purposes of the City Code, the term persons includes all persons "acting in concert" as that term is defined in the City Code.

Transfer of Shares

     Any holder of certificated shares may transfer all or any of those shares by an instrument of transfer in any usual form or in any other form approved by the board. The instrument of transfer shall be signed by or on behalf of the transferor and, in the case of a partly paid share, by or on behalf of the transferee. The transferor shall remain the holder of the share until the name of the transferee is entered in our register of members in respect of it.

     Subject to the articles of association and requirements of the LSE, the directors may, in their absolute discretion and without assigning any reason, refuse to register any transfer of certificated shares unless:

     o it is in respect of a fully paid share; provided that where any nil paid or partly paid shares are admitted to the Official List of the U.K. Listing Authority, such discretion may not be exercised in such a way as to prevent dealings in such shares taking place on an open and proper basis;

     o it is duly stamped, if required, is lodged with us and is accompanied by the certificate for the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer;

     o    it is in respect of only one class of shares;

     o    it is in favor of not more than four transferees; and

     o    it is in respect of a share on which we have no liens.

     Notwithstanding anything in the articles of association to the contrary, any of our shares may be issued, held, registered, converted to, transferred or otherwise dealt with in uncertificated form and converted from uncertificated form to certificated form in accordance with The Uncertificated Securities Regulations 1995 (SI 1995/3272) including any modification of and rules made under those provisions or any regulations in substitution for those provisions made under Section 207 of the Companies Act 1989 for the time being in force and practices instituted by an operator of the relevant system. Any provision of the articles of association shall not apply to any uncertificated shares to the extent that those provisions are inconsistent with:

     o    the holding of shares in uncertificated form;

     o    the transfer of title of shares by means of a relevant system; or

     o    any provision of the regulations referred to in this paragraph.

Miscellaneous

     There are currently no U.K. foreign exchange controls on the payment of dividends on the ordinary shares or the conduct of our operations. There are no restrictions under our memorandum and articles of association or under English law that limit the right of non-resident or foreign owners to hold or vote our ordinary shares. However, no shareholders are entitled to receive notices from us, including notices of shareholders' meetings, unless they have given an address in the United Kingdom to us to which those notices may be sent. Notwithstanding the foregoing, we provide information to the depositary, which in turn forwards that information to the holders of ADSs.

Special Voting Shares

     17,292,149 special voting shares were authorized for issuance pursuant to the merger agreement among us, BioChem and Shire Acquisition Inc., a corporation incorporated under the laws of Canada and our wholly owned subsidiary, and, pursuant to the plan of arrangement, these special voting shares were issued to the trustee appointed under the voting and exchange trust agreement. These special voting shares were created by the subdivision of such number of existing authorized but unissued ordinary shares into special voting shares of a nominal value of 0.00001p, as gave rise to such number of special voting shares as was equal to the number of issued and outstanding exchangeable shares in Shire Acquisition Inc. immediately after the effective date of the arrangement. The trustee holds the special voting shares in trust for the benefit of the holders of the exchangeable shares (other than us and our affiliates) and is able to vote in person or by proxy on any matters put before our shareholders at a general meeting. Each holder of exchangeable shares (other than us or our affiliates) is entitled to direct the trustee how to vote three special voting shares for each exchangeable share owned by such holder or to attend the meeting personally and vote directly as proxy for the trustee in respect of such special voting shares. Unless instructed, the trustee may not vote, and any exchangeable shares held by us or our affiliates may not be voted. Such votes may be exercised for the election of directors and on all other matters submitted to a vote of our shareholders. The holders of ordinary shares and the holder of the special voting shares will vote together as a single class on all matters, except to the extent voting as a separate class is required by applicable laws or our memorandum and articles of association. The holder of the special voting shares is not entitled to receive dividends from us and, in the event of our winding up, will be entitled to receive an amount equal to the higher of 1p and the par value thereof but only after holders of ordinary shares have received an amount equal to the nominal amount of such shares held by them. To the extent that exchangeable shares are exchanged for ordinary shares or ADSs pursuant to, and on the terms of, the voting and exchange trust agreement, and to the extent that there are no shares of stock, debt, options or other agreements of Shire Acquisition Inc. that could give rise to the issuance of any exchangeable shares to any person (other than us and our affiliates), the trustee shall forfeit such number of special voting shares to us as corresponds to the number of exchangeable shares thus exchanged.

                DESCRIPTION OF THE AMERICAN DEPOSITARY SHARES AND
                          AMERICAN DEPOSITARY RECEIPTS

     In this section, references to "we," "us" and "our" refer solely to Shire Pharmaceuticals Group plc and not its subsidiaries.

American Depositary Shares and American Depositary Receipts

     Morgan Guaranty Trust Company of New York as depositary will issue the ADSs which you may elect to receive pursuant to the conversion or redemption of the notes and exchange of the preference shares. Each ADS will represent ownership interest in three ordinary shares, which we will deposit with the custodian under the deposit agreement among us, the depositary and yourself as an ADR holder. In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but not distributed by it directly to you. Your ADSs will be evidenced by what are known as ADRs. An ADR may be issued in either book-entry or certificated form by the depositary. If an ADR is issued in book-entry form, you will receive periodic statements from the depositary showing your ownership interest in ADSs.

     The depositary's office is located at 60 Wall Street, New York, New York 10260.

     You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of that broker or financial institution to assert the rights of ADR holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

     Because the depositary's nominee will actually be the registered owner of the ordinary shares, you must rely on it to exercise the rights of a shareholder on your behalf. The obligations of the depositary and its agents are set out in the deposit agreement. The deposit agreement and the ADSs are generally governed by New York law.

     The following is a summary of the material terms of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. We will make copies of the actual documents available to you upon request.

Share Dividends and Other Distributions

     How will I receive dividends and other distributions on the ordinary shares underlying my ADSs?

     The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its expenses. You will receive these distributions in proportion to the number of underlying ordinary shares your ADSs represent.

     We may make various types of distributions with respect to our securities. Except as stated below, to the extent the depositary is legally permitted it will deliver such distributions to ADR holders in proportion to their interests in the following manner:

     Cash. The depositary shall convert cash distributions from foreign currency to U.S. dollars if this is permissible and can be done on a reasonable basis. The depositary will endeavor to distribute such cash in a practicable manner and may deduct any taxes required to be withheld, any expenses of converting foreign currency and transferring funds to the United States and certain other expenses and adjustments. In addition, before making a distribu-tion the depositary will deduct any taxes withheld. If the exchange rates fluctuate during a time when the depositary cannot convert the currency, you may lose all or part of the value of the distribution.

     Ordinary shares. In the case of a distribution in ordinary shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such ordinary shares. Only whole ADSs will be issued. Any ordinary shares which would result in fractional ADSs will be sold, and the net proceeds will be distributed to the ADR holders entitled thereto.

     Rights to receive additional ordinary shares. In the case of a distribution of rights to subscribe for additional ordinary shares or other rights, if we provide satisfactory evidence that the depositary may lawfully distribute such rights, the depositary may arrange for ADR holders to instruct the depositary as to the exercise of such rights. However, if we do not furnish such evidence, the depositary may

     - sell such rights if practicable and distribute the net proceeds as cash, or

     - allow such rights to lapse, whereupon ADR holders will receive nothing.

     We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

     Other distributions. In the case of a distribution of securities or property other than those described above, the depositary may either

     - distribute such securities or property in any manner it deems fair and equitable or

     - sell such securities or property and distribute any net proceeds in the same way it distributes cash.

     Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability for interest and added to future cash distributions.

     The depositary may choose any practical method of distribution for any specific ADR holder, including the distribution of foreign currency, securities or property, or it may retain the item, without paying interest on or investing it, on behalf of the ADR holder as deposited securities.

     The depositary may not be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price. We cannot assure you that any of such transactions can be completed within a specified time period.

Deposit, Withdrawal and Cancellation

     How does the depositary issue ADSs?

     The depositary will issue ADSs if you deposit or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian. In the case of the ADSs to be issued following the exchange of preference shares of the issuer, we will arrange to deposit such ordinary shares.

     Ordinary shares deposited in the future with the custodian must be accompanied by certain documents, including instruments showing that such ordinary shares have been properly transferred or endorsed to the person on whose behalf the deposit is being made.

     The custodian will hold all deposited ordinary shares for the account of the depositary. This includes those ordinary shares being deposited by or on behalf of us in connection with the exchange of preference shares of the issuer. ADR holders thus have no direct ownership interest in the ordinary shares and only have the rights that are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited ordinary shares. The deposited ordinary shares and any such additional items are referred to as "deposited securities."

     Upon each deposit of ordinary shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary, the depositary will issue an ADR or ADRs in the name of the person entitled thereto evidencing the number of ADSs to which such person is entitled. Certificated ADRs will be delivered at the depositary's principal New York office or any other location that it may designate as its transfer office. If ADRs are in book-entry form, a statement setting forth such ownership interest will be mailed to holders by the depositary. All of the ADSs issued other than following the exchange of preference shares of the issuer will, unless specifically requested to the contrary, be part of the depositary's book-entry direct registration system, and registered holders will receive periodic statements from the depositary which will show the number of ADSs registered in such holder's name. An ADR holder can always request that the ADSs not be held through the depositary's direct registration system and that a certificated ADR be issued.

     How do ADR holders cancel an ADS and obtain deposited securities?

     When you turn in your ADS at the depositary's office, it will, upon payment of certain applicable fees, charges and taxes, deliver at the custodian's office the underlying ordinary shares. At your risk, expense and request, the depositary may deliver at another place that you may request.

     The depositary may only restrict the withdrawal of deposited securities in connection with:

     o temporary delays caused by closing transfer books of the depositary or us, the deposit of ordinary shares in connection with voting at a shareholders' meeting or the payment of dividends;

     o    the payment of fees, taxes and similar charges; or

     o compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs.

     This right of withdrawal may not be limited by any other provision of the deposit agreement.

Voting Rights

     How do I vote?

     If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the ordinary shares which underlie your ADSs. After receiving voting materials from us, the depositary will notify all of the ADR holders of any shareholder meeting or solicitation of consents or proxies. This notice will describe how you may instruct the depositary to exercise the voting rights for the ordinary shares which underlie your ADSs. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to the provisions of and governing the underlying ordinary shares or other deposited securities, to vote or to have its agents vote the ordinary shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote.

     Because there is no guarantee that you will receive voting materials in time to instruct the depositary to vote, it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Fees and Expenses

     What fees and expenses will I be responsible for paying?

     ADR holders will be charged a fee for each issuance of ADSs, including without limitation upon issuances resulting from distributions of shares, rights and other property, and for each surrender of ADSs in exchange for deposited securities, except that we will pay such fee for each initial issuance of ADSs in exchange for preference shares. The fee in each case is $5.00 for each 100 ADSs or any portion thereof issued or surrendered. ADR holders or persons depositing ordinary shares may also be charged the following expenses:

     o    stock transfer or other taxes and other governmental charges;

     o    cable, telex and facsimile transmission and delivery charges;

     o transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

     o expenses of the depositary in connection with the conversion of foreign currency into U.S. dollars.

     We will pay all other charges and expenses of the depositary and any agent of the depositary pursuant to agreements from time to time between us and the depositary. However, we will not pay any charges and expenses of the custodian. The fees described above may be amended from time to time.

Payment of Taxes

     ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. However, except as provided below, if you deliver a note for conversion and exchange, you will not be required to pay any U.K. transfer taxes or duties in respect of the issue of ADSs in exchange for the preference shares. Instead, we will hold you harmless against any U.K. stamp duty or stamp duty reserve tax liability you may be required to pay on exchange. We will not pay any tax or duty, however, that may be payable in respect of any transfer involved in the issue or delivery of our ADSs in a name other than that of the holder of the note. If an ADR holder owes any tax or other governmental charge, the depositary may

     o    deduct the amount thereof from any cash distributions or

     o sell deposited securities and deduct the amount owing from the net proceeds of such sale.

     In either case the ADR holder remains liable for any shortfall.

     Additionally, if any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or any withdrawal of deposited securities, except under limited circumstances mandated by securities regulations. If any tax or governmental charge is required to be withheld on any non-cash distribution, the depositary may sell the distributed property or securities to pay these taxes or charges and distribute any remaining net proceeds to the ADR holders entitled thereto.

Reclassifications, Recapitalizations and Mergers

     If we take certain actions that affect the deposited securities, including:

     o any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities; or

     o any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets,

then the depositary may choose to:

     (1)  amend the form of ADR;

     (2)  distribute additional or amended ADRs;

     (3) distribute cash, securities or other property it has received in connection with such actions;

     (4) sell any securities or property received and distribute the proceeds as cash; or

     (5)  none of the above.

     If the depositary does not choose any of (1) through (4), any of the cash, securities or other property it receives shall constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

     How may the deposit agreement be amended?

     We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days' notice of any amendment that imposes or increases any fees or charges, other than taxes and other charges specifically payable by ADR holders under the deposit agreement, or affects any substantial existing right of ADR holders. If an ADR holder continues to hold ADRs or ADSs after being so notified, the ADR holder will be deemed to have agreed to the amendment. An amendment can become effective before notice is given if effectiveness is necessary to ensure compliance with a new law, rule or regulation.

     No amendment will impair your right to surrender your ADSs and receive the underlying securities. If a governmental body adopts new laws or rules which require the deposit agreement or ADS to be amended, we and the depositary may make the necessary amendments, which could take effect before you receive notice of the amendments.

     How may the deposit agreement be terminated?

     The depositary may terminate the deposit agreement by giving ADR holders at least 30 days prior notice, and it must do so at our request. After termination, the depositary's only responsibility will be

     o to deliver deposited securities to ADR holders who surrender their ADRs and

     o    to hold or sell distributions received on deposited securities.

     As soon as practicable after the expiration of six months from the termination date, the depositary will sell the deposited securities which remain and hold the net proceeds of such sales, without liability for interest, in trust for ADR holders who have not yet surrendered their ADRs. After making a sale, the depositary shall have no obligations except to account for the proceeds and other cash.

Limits on Our Obligations and the Obligations of the Depositary; Limits on Liability to ADR Holders and Holders of ADSs

     The deposit agreement expressly limits the obligations and liability of each of the depositary, us and its and our respective agents. Neither we nor the depositary will be liable:

     o if we or the depositary is prevented or hindered in performing any obligation by circumstances beyond its control, including, without limitation, requirements of law, rule, regulation, the terms of the deposited securities and acts of God;

     o for exercising or failing to exercise discretion under the deposit agreement;

     o if we perform our or the depositary performs its obligations without gross negligence or bad faith; or

     o for any action based on advice or information from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder or any other qualified person.

     Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense, including fees and disbursements of counsel, and liability be furnished as often as we require.

     The depositary will not be responsible for failing to carry out instructions to vote the ADSs or for the manner in which the ADSs are voted or the effect of the vote.

     The depositary may own and deal in securities and in ADSs.

Requirements for Depositary Actions

     We, the depositary or the custodian may refuse to

     o    issue, register or transfer an ADR or ADRs,

     o    effect a split-up or combination of ADRs,

     o    deliver distributions on any such ADRs or

     o unless the deposit agreement provides otherwise, permit the withdrawal of deposited securities, until the following conditions have been met:

          - the holder has paid all taxes, governmental charges and fees and expenses as required in the deposit agreement;

          - the holder has provided the depositary with any information it may deem necessary or proper, including, without limitation, proof of identity and the genuineness of any signature; and

          - the holder has complied with the regulations that the depositary may establish under the deposit agreement.

     Unless the deposit agreement provides otherwise, the depositary may also suspend the issuance of ADSs, the deposit of ordinary shares, the registration, transfer, split-up or combination of ADRs or the withdrawal of deposited securities if the register for ADRs or any deposited securities is closed or if the depositary or we decide any such action is advisable.

Pre-release of ADSs

     The depositary may also issue ADRs prior to the deposit with the custodian of ordinary shares or rights to receive ordinary shares. This is called a pre-release of the ADS. A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may pre-release ADSs only if:

     o the depositary has received collateral for the full market value of the pre-released ADRs; and

     o    each recipient of pre-released ADRs agrees in writing that he or she

          -    owns the underlying ordinary shares,

          -    assigns all rights in such ordinary shares to the depositary,

          -    holds such ordinary shares for the account of the depositary and

          - will deliver such ordinary shares to the custodian as soon as practicable, and promptly if the depositary so demands.

     In general, the number of pre-released ADSs will not evidence more than 30% of all ADSs outstanding at any given time, excluding those evidenced by pre-released ADRs. However, the depositary may change or disregard such limit from time to time in certain circumstances.

The Depositary

     Who is the depositary?

     Morgan Guaranty Trust Company of New York, a New York banking corporation, is a commercial bank offering a wide range of banking and trust services to its customers in the New York metropolitan area, throughout the United States and around the world.

            CERTAIN CAYMAN ISLANDS, U.K. AND U.S. TAX CONSIDERATIONS

     This summary is of a general nature and is included herein solely for informational purposes. It is not intended to be, nor should it be construed to be, legal or tax advice. No representation with respect to the consequences to any particular purchaser of the book-entry interests is made hereby. Prospective purchasers should consult their own tax advisers with respect to their particular circumstances and the effects of national, state or local tax laws to which they may be subject.

     In this section, references to "Shire," "we," "us" or "our" refer solely to Shire Pharmaceuticals Group plc and not its subsidiaries, and references to the "issuer" refer solely to Shire Finance Limited.

Cayman Islands Tax Considerations

     The Cayman Islands currently have no exchange control restrictions and no income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax applicable to Shire Finance Limited or any holder of notes. Accordingly, payment of principal of (including any premium) and interest on, and any transfer or conversion of, the notes will not be subject to taxation in the Cayman Islands, no Cayman Islands withholding tax will be required on such payments to any holder of a note and gains derived from the sale of notes or shares will not be subject to Cayman Islands capital gains tax. The Cayman Islands are not party to any double taxation treaties.

     Shire Finance Limited has applied for and expects to receive an undertaking from the Governor-in-Council of the Cayman Islands that, in accordance with
Section 6 of the Tax Concessions Law (Revised) of the Cayman Islands for a period or 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciation shall apply to Shire Finance Limited or its operations and that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on the notes, the preference shares, debentures or other obligations of Shire Finance Limited.

     No stamp duties or similar taxes or charges are payable under the laws of the Cayman Islands in respect of the execution and issue of the notes unless they are executed in or brought within (for example, for the purposes of enforcement) the jurisdiction of the Cayman Islands, in which case stamp duty of 0.25% of the face amount thereof may be payable on each note (up to a maximum of CI$250) unless Shire Finance Limited has paid stamp duty of CI$500 in respect of the entire issue of notes. An instrument of transfer in respect of a note if executed in or brought within the jurisdiction of the Cayman Islands will attract a Cayman Islands stamp duty of CI$100. No stamp duties or similar taxes or charges are payable under the laws of the Cayman Islands in respect of the conversion of the notes or the issue of the preference shares.

U.K. Tax Considerations

     The comments below are of a general nature based on current U.K. law and practice. They do not necessarily apply where the income is deemed for tax purposes to be the income of any other person. They relate only to the position of persons who are the absolute beneficial owners of their notes and may not apply to certain classes of persons such as dealers. They assume that the notes will be listed on a recognized stock exchange within the meaning of Section 841 of the Income and Corporation Taxes Act 1988 before any payment of interest is made on the notes. They also assume that holders of ADRs representing ADSs will be treated in practice as the beneficial owners of the ordinary shares represented by the ADSs for the purpose of U.K. tax. Any noteholders who are in doubt as to their personal tax position should consult their professional advisers.

1.   Interest

     1.1. While the notes continue to be listed on a recognized stock exchange within the meaning of Section 841 of the Income and Corporation Taxes Act 1988, payments of interest (including payments of interests made through paying or collecting agents) may be made without withholding or deduction for or on account of income tax.

          Persons in the United Kingdom paying interest to or receiving interest on behalf of another person may be required to provide certain information to the U.K. Inland Revenue regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be exchanged with tax authorities in other countries.

          If the notes cease to be listed, interest will generally be paid under deduction of income tax at the lower rate (currently 20%). The terms and conditions of the notes do not provide for any additional payments to be made in this or any other situation. Noteholders who are not resident in the United Kingdom may, however, be able to recover all or part of the tax deducted if there is an appropriate provision in an applicable double tax treaty and where such a treaty applies a direction may be given in advance by the Inland Revenue to enable the interest to be paid without deduction of withholding tax.

     1.2. The interest has a U.K. source and accordingly may be chargeable to U.K. tax by direct assessment. Where the interest is paid without withholding or deduction, the interest will not be assessed to U.K. tax in the hands of holders of the notes who are not resident in the U.K., except where such persons carry on a trade, profession or vocation in the United Kingdom through a U.K. branch or agency in connection with which the interest is received or to which the notes are attributable, in which case (subject to exemptions for interest received by certain categories of agent) tax may be levied on the U.K. branch or agency.

          Noteholders should again note that since the terms and conditions of the notes do not provide for additional payments to be made in any circumstances, no additional payments would be made even if the Inland Revenue sought to assess U.K. tax directly on the person entitled to the relevant interest. However, exemption from or reduction of such U.K. tax liability might be available under an applicable double taxation treaty.

     1.3. Where interest has been paid under deduction of U.K. tax (for example, if the notes lost their listing), noteholders who are not resident in the United Kingdom may be able to recover all or part of the tax deducted if there is an appropriate provision in an applicable double taxation treaty.

     1.4. Noteholders within the charge to U.K. corporation tax will be subject to tax as income on interest arising in respect of the notes broadly in accordance with their statutory accounting treatment. Such noteholders will generally be charged in each accounting period by reference to interest which, in accordance with such noteholder's authorized accounting method, is applicable to that period.

     1.5. Noteholders who are not subject to U.K. corporation tax but who are subject to U.K. income tax will generally be subject to income tax on interest arising in respect of the notes on a receipt basis.

     1.6. The European Union is currently considering proposals for a new directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that Member States will be required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an indi-vidual resident in that other Member State, subject to the right of certain Member States to opt instead for a withholding system for a transitional period in relation to such payments.

2.       Disposal (including Redemption), Conversion or Exchange

     2.1. Non-U.K. Resident Noteholders

          Noteholders who are not resident or ordinarily resident for tax purposes in the United Kingdom and who do not carry on a trade, profession or vocation in the United Kingdom through a branch or agency to which the notes are attributable are outside the charge to U.K. taxation on chargeable gains with respect to the disposal of the notes, conversion of the notes into preference shares and the exchange of the latter for ordinary shares or ADSs.

2.2.     Noteholders Within the Charge to U.K. Corporation Tax

     2.2.1. Disposal

          Except in respect of amounts relating to interest on the notes, a noteholder within the charge to U.K. corporation tax will not be subject to tax on any profits in respect of the notes as income. The notes will, however, be treated as "chargeable assets" for the purposes of the U.K. taxation of chargeable gains. Accordingly, a disposal of notes may give rise to a chargeable gain or allowable loss. In calculating any gain or loss on disposal of a note, sterling values are compared at acquisition and transfer. Accordingly, a taxable profit can arise even where the foreign currency amount received on a disposal is less than or the same as the amount paid for the notes. It follows that notes will not be "qualifying assets" for the purpose of the foreign exchange provisions contained in Finance Act 1993.

          For the purposes of the taxation of chargeable gains, the consideration for any disposal or acquisition of the notes will be treated as adjusted so as to exclude, on a just and reasonable basis, the amount of such consideration which relates to interest which has accrued but has not been paid as at the date of such disposal or acquisition.

     2.2.2. Conversion

          Conversion of the notes should not be treated as a disposal of the notes (except for the purpose of the adjustment for accrued interest above) and should not of itself give rise to a charge to U.K. taxation of chargeable gains.

     2.2.3. Exchange

          The exchange of the preference shares of the issuer for the ordinary shares or ADSs of Shire should not be treated as occasioning a disposal of the preference shares by, and accordingly should not give rise to a chargeable gain for, those holders of the preference shares who, either alone or together with persons connected with them, do not hold more than 5% of, or of any class of, the shares in or debentures of the issuer. Any chargeable gain or allowable loss which would otherwise have arisen on a disposal of the preference shares will be "rolled over" into the ordinary shares or ADSs, and the ordinary shares or ADSs will be treated as the same asset as the preference shares, acquired at the same time and for the same consideration as the preference shares.

          A holder of preference shares who, either alone or together with persons connected with him, holds more than 5% of, or of any class of, the shares in or debentures of the issuer will be treated in the manner described in the preceding paragraph with respect to the exchange, provided that the exchange is effected for bona fide commercial reasons and does not form part of a scheme or arrangements of which the main purpose, or one of the main purposes, is avoidance of liability to capital gains tax or corporation tax. Such holders of preference shares should note that an application for clearance has not been made in this regard to the Inland Revenue under Section 138 of the Taxation of Chargeable Gains Act 1992. Noteholders should also note that, because exchanges of preference shares will take place at different times, a noteholder holding less than 5% of the notes may hold more than 5% of the preference shares at the time of exchange.

     2.2.4. If Shire exercises the cash-out option, a holder of preference shares will be treated as disposing of his preference shares. A disposal by a holder within the charge to U.K. corporation tax may give rise to a chargeable gain or allowable loss. In calculating any gain or loss on disposal of the preference shares, sterling values are compared at acquisition and transfer. Accordingly, a taxable profit can arise even where the foreign currency amount received on a disposal is less than or the same as the amount paid for the notes.

     2.2.5. Proposed Change in Law

          Noteholders within the charge to U.K. corporation tax should note that a consultative document issued by the Inland Revenue on 26th July, 2001 contains proposed legislation which would, if implemented in its current form, have the effect that many of the statements made in paragraphs 2.2.1 to 2.2.4 above will not apply. In particular, under the proposed legislation, a noteholder within the charge to U.K. corporation tax:

          (a) will be subject to tax on all profits on the notes as income (broadly in accordance with its statutory accounting treatment);

          (b) on conversion and exchange, will be treated for the purposes of computing its profits that are subject to U.K. corporation tax as income as disposing of the relevant notes for their market value at the time of conversion and exchange; and

          (c) on conversion and exchange, will be treated for the purposes of U.K. corporation tax on chargeable gains as acquiring its ordinary shares or ADSs of Shire for an amount equal to the market value of the relevant notes at the time of conversion and exchange.

          It is quite possible that the form of this legislation may change prior to its enactment. Noteholders within the charge to U.K. corporation tax should consult their own tax advisors as to the effect of the proposed change in law.

2.3.     Other Noteholders

     2.3.1. Disposal

          A disposal of a note by a noteholder resident or ordinarily resident for tax purposes in the United Kingdom or who carries on a trade, profession or vocation in the United Kingdom through a branch or agency to which the note is attributable may give rise to a chargeable gain or allowable loss for the purposes of taxation of capital gains. In calculating any gain or loss on disposal of a note, sterling values are compared at acquisition and transfer. Accordingly, a taxable profit can arise even where the foreign currency amount received on a disposal is less than or the same as the amount paid for the note.

          The provisions of the accrued income scheme contained in Chapter II of
          Part XVII of the Income and Corporation Taxes Act 1988 (the "scheme") may apply on the transfer of a note by a holder and may apply to a person to whom the note is transferred. Generally, persons who are neither resident nor ordinarily resident in the United Kingdom and dealers in securities will not be subject to the provisions of the scheme. On a transfer of securities with accrued interest, the scheme would normally deem the transferor to receive an amount of income equal to the accrued interest and deem the transferee to obtain an equivalent credit to set against the deemed or actual interest he subsequently receives. However, as the notes arguably bear a variable interest rate, the amount of accrued income deemed to be received by a holder upon the transfer of a note may be such amount as the Inland Revenue decides is just and reasonable and the purchaser of a note may not be entitled to any equivalent credit under the scheme to set against any deemed or actual interest in respect of the notes except to the extent that the absence of any such credit is taken into account in the application of the just and reasonable basis of charge on disposal. In addition, on a redemption of the notes, interest which is deemed to have accrued since the interest payment date preceding redemption could be chargeable to U.K. tax as income under the scheme.

     2.3.2. Conversion

     (i)  The scheme

          On a conversion, interest which is deemed to have accrued since the last interest payment date may be chargeable to U.K. tax as income under the scheme even though on conversion accrued interest may not be payable. In those circumstances an amount equal to the deemed accrued interest may be treated for capital gains purposes as consideration given by the noteholder for the preference shares received on conversion (and in turn the ordinary shares or ADSs received on exchange). As the notes are arguably variable rate securities for the purposes of the scheme, the amount of the accrued income deemed to have accrued may be such amount as the Inland Revenue decides is just and reasonable.

     (ii) Capital gains tax

          Conversion of the notes should not of itself give rise to a charge to U.K. capital gains tax.

     2.3.3. Exchange

          The tax treatment will be the same as that described for noteholders within the charge to U.K. corporation tax in paragraph 2.2.3 above.

3.       Dividends on Ordinary Shares or ADSs

     Shire will not be required to withhold tax at source when paying a dividend on the ordinary shares or ADSs.

     An individual holder of ordinary shares or ADSs who is resident in the United Kingdom (for tax purposes) and who receives a dividend from Shire will be entitled to a tax credit which such shareholder or ADS holder may set off against his total income tax liability on the dividend. The tax credit will be equal to 10% of the aggregate of the dividend and the tax credit (the "gross dividend"), which is also equal to one-ninth of the cash dividend received. A U.K. resident individual shareholder or ADS holder who is liable to income tax at the starting or basic rate will be subject to tax on the dividend at the rate of 10% of the gross dividend, so that the tax credit will satisfy in full such shareholder's or ADS holder's liability to income tax on the dividend. A U.K. resident individual shareholder or ADS holder who is not liable to income tax in respect of the gross dividend will not be entitled to repayment of the tax credit. In the case of a U.K. resident individual shareholder or ADS holder who is liable to income tax at the higher rate, the tax credit will be set against but not fully match his tax liability on the gross dividend and he will have to account for additional tax equal to 22.5% of the gross dividend (which is also equal to 25% of the cash dividend received) to the extent that the gross dividend when treated as the top slice of his income falls above the threshold for higher rate income tax.

     U.K. resident taxpayers who are not liable to U.K. tax on dividends, including pension funds and charities, will not be entitled to claim repayment of the tax credit attaching to dividends paid by Shire, although charities will be entitled to limited compensation in lieu of repayable tax credits until April 5, 2004.

     Tax credits on dividends paid by Shire in respect of the ordinary shares held in personal equity plans ("PEPs") or individual savings accounts ("ISAs") will be repayable on dividends paid on or before April 5, 2004.

     U.K. resident corporate shareholders or ADS holders will generally not be subject to corporation tax on dividends paid by Shire. Such shareholders or ADS holders will not be able to claim repayment of tax credits attaching to dividends.

     Non-U.K. resident shareholders or ADS holders will not generally be able to claim repayment from the Inland Revenue of any material part of the tax credit attaching to dividends paid by Shire. A shareholder or ADS holder resident outside the United Kingdom may also be subject to foreign taxation on dividend income under local law. A shareholder or ADS holder who is not resident in the United Kingdom (for tax purposes) should consult his own tax adviser concerning his tax liabilities on dividends received from Shire.

4.       Disposal of the Ordinary Shares or ADSs

     U.K. resident holders of the ordinary shares or ADSs may, depending on their circumstances, be liable to U.K. taxation on chargeable gains in respect of gains arising from a sale or other disposal of the ordinary shares or ADSs.

5.       Stamp Duty and Stamp Duty Reserve Tax

     No U.K. stamp duty reserve tax ("SDRT") will be payable on the issue, transfer or conversion of a note. No U.K. stamp duty will be payable on the issue or conversion of the notes, or on the transfer of the notes, provided that any transfer documents are executed and retained outside the United Kingdom.

     No U.K. stamp duty or SDRT is payable on the issue of the preference shares.

     No U.K. stamp duty or SDRT is payable on the transfer of the preference shares in exchange for ordinary shares or ADSs, or the issue of ordinary shares save where the ordinary shares are issued to issuers of depositary receipts or providers of clearance services (or their nominees or agents) in which event SDRT at 1.5% of the issue price of the relevant shares will arise unless (in the case of an issue to a clearance service) the clearance service has made an election under Section 97A of the Finance Act 1986 which applies to the relevant shares. Under Section 97A of the Finance Act 1986, clearance services may, provided they meet certain conditions, elect for the 0.5% rate of stamp duty or SDRT to apply to transfers of securities within such services instead of the 1.5% rate applying to an issue or transfer of such securities into the clearance service.

     The transfer on sale of an ordinary share will be liable to ad valorem stamp duty generally at the rate of 0.5% of the amount or value of the consideration for the transfer rounded up to the nearest (pound)5. The purchaser normally pays the stamp duty.

     An unconditional agreement to sell an ordinary share will generally give rise to a liability on the purchaser to SDRT, at the rate of 0.5% of the amount or value of the consideration for the sale. If a duly stamped transfer in respect of the agreement is produced within six years of the date that the agreement is entered into or (if later) the date that it becomes unconditional, any SDRT paid is repayable generally with interest, and any unpaid SDRT charge is canceled.

     Transfers of ordinary shares: (1) to, or to a nominee or agent for, a person whose business is or includes issuing depositary receipts within
     Section 67 or Section 93 of the Finance Act 1986 or (2) to, or to a nominee or agent for, a person providing a clearance service within Section 70 or
     Section 96 of the Finance Act 1986, will generally be subject to stamp duty or SDRT at 1.5% of the amount or value of the consideration or, in certain circumstances, the value of the ordinary shares transferred (rounded up to the nearest (pound)5 in the case of stamp duty) unless, in the case of a transfer to a clearance service, the clearance service has made an election under Section 97A of the Finance Act 1986 which applies to the ordinary shares. Under Section 97A of the Finance Act 1986, clearance services may, provided they meet certain conditions, elect for the 0.5% rate of stamp duty or SDRT to apply to transfers of securities within such services instead of the 1.5% rate applying to an issue or transfer of such securities into the clearance service.

     A transfer of depositary receipts will not be subject to U.K. stamp duty, provided that the depositary receipts are not held on a register in the United Kingdom and that any transfer documents are executed and retained outside the United Kingdom.

     Under the CREST system for paperless share transfers, no stamp duty or SDRT will arise on a transfer of ordinary shares into the system unless such transfer is made for a consideration in money or money's worth, in which case a liability to SDRT (usually at a rate of 0.5%) will arise. Paperless transfers of ordinary shares within CREST will be liable to SDRT rather than stamp duty.

Material U.S. Federal Income Tax Considerations

     The following summary describes the material U.S. federal income tax consequences resulting from beneficial ownership of the notes. It deals only with purchasers of the notes who hold the notes as capital assets. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions, and Treasury regulations currently in effect, any of which may be changed, possibly on a retroactive basis, so as to result in federal income tax consequences different from those discussed below. This summary is also based in part on the provisions of the current income tax convention between the United Kingdom and the United States (the "U.S./U.K. Treaty"). On July 24, 2001, U.K. and U.S. tax authorities signed a new income tax convention. This convention has not been ratified by the U.S. Congress, and there can be no assurance that it will be ratified; thus, the new convention does not currently have the force and effect of law. This summary has no binding effect or official status of any kind; we cannot assure holders that the conclusions reached below would be sustained by a court if challenged by the Internal Revenue Service. We have not obtained and do not intend to obtain a ruling from the IRS regarding the classification of the notes for U.S. federal income tax purposes or for any other aspect of the tax consequences described herein. For purposes of the Code, U.S. holders of Shire's ADRs evidencing its ADSs will be treated for U.S. federal income tax purposes as the owner of Shire's ordinary shares represented by those ADSs.

     This summary does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances and does not address special classes of holders subject to special treatment (such as dealers in securities or currencies, partnerships or other pass-through entities, financial institutions, life insurance companies, banks, tax-exempt organizations, certain expatriates, persons holding the notes as part of a straddle or hedging or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons holding notes that own, or are deemed for U.S. tax purposes to own, ten percent or more of the total combined voting power of all classes of the voting stock of Shire). This summary also does not address the effect of any state, local, or foreign tax laws that may apply, or the application of the federal estate or gift tax or the alternative minimum tax.

     A "U.S. holder" is a beneficial owner of a note that is, for U.S. federal income tax purposes,

     o    a citizen or resident of the U.S.;

     o a corporation that is organized under the laws of the U.S. or any political subdivision thereof;

     o an estate, the income of which is subject to U.S. federal income tax without regard to its source; or

     o a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or if the trust has made a valid election to be treated as a U.S. person.

     A "Non-U.S. holder" is any beneficial owner that, for U.S. federal income tax purposes, is a nonresident alien, or a corporation, estate or trust that is not a U.S. holder.

     If a partnership holds notes, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding notes should consult their tax advisors.

     Prospective purchasers of the notes should consult their own tax advisors concerning the federal income tax consequences applicable to their particular situations as well as any consequences to them arising under the tax laws of any foreign, state or local taxing jurisdiction.

     U.S. Holders

     Payment of Interest

     Payments of stated interest on a note will generally be taxable to a U.S. holder as ordinary income at the time it is received or accrued, in accordance with such holder's method of accounting for federal income tax purposes. The interest will be treated as foreign source interest income for foreign tax credit limitation and other purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income; for this purpose, interest on the notes should generally constitute "passive income" or, in the case of certain U.S. holders, "financial services income."

     Market Discount

     If a U.S. holder purchases a note for an amount that is less than its principal amount by more than a de minimis amount, the excess of the principal amount over the U.S. holder's purchase price will be treated as "market discount". Under the market discount rules, a U.S. holder will be required to treat any gain realized on the sale, exchange, retirement or other disposition of a note as ordinary income to the extent of the lesser of (i) the amount of such realized gain, or (ii) the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such disposition. Market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the note unless the U.S. holder elects to accrue market discount on the basis of semiannual compounding.

     A U.S. holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions.

     A U.S. holder may elect to include market discount in income currently as it accrues, in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and regarding the deferral of interest deductions will not apply. Persons considering making this election should consult their tax advisors.

     If a note with accrued market discount is exchanged for ordinary shares or ADSs (by means of the initial conversion of notes into preference shares and the exchange of the preference shares), the amount of such accrued market discount at the time of conversion generally will be taxable to the U.S. holder as ordinary income upon disposition of the ordinary shares or ADSs to the extent there is gain on the disposition.

     Amortizable Bond Premium

     A U.S. holder that purchases a note at a premium over its stated principal amount generally may elect to amortize such premium ("amortizable bond premium") from the purchase date to the note's maturity date under a constant-yield method. Amortizable bond premium, however, will not included any premium attributable to a note's conversion feature. The premium attributable to the conversion feature is the excess, if any, of the note's purchase price over what the note's fair market value would be if there were no conversion feature. Amortized bond premium is treated as an offset to interest income on a note and not as a separate deduction. In general, a U.S. holder's tax basis in the notes will be reduced by the amount of any bond premium as it is amortized or used to offset interest income. Such amortization will cease upon exchange of the notes for ordinary shares or ADSs (by means of the initial conversion of notes into preference shares and the exchange of the preference shares).

     Any election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.


     Sale, Exchange or Redemption of Notes

     Except as set forth below under "--Exercise of Conversion and Exchange Rights," upon a sale, exchange or redemption of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or redemption (less any accrued interest that has not previously been included in income, which will be taxable as ordinary income) and the holder's adjusted tax basis in the note at that time. A U.S. holder's adjusted tax basis in a note will generally equal the purchase price of the note increased by any accrued market discount that the U.S. holder has included in income and decreased by the amount of any amortizable bond premium taken with respect to such note. Except as set forth above under "--Market Discount," such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or redemption, the note has been held by the U.S. holder for more than one year. Under current law, long-term capital gains of certain non-corporate holders are generally taxed at lower rates than items of ordinary income. The use of capital losses is subject to limitations.

     Exercise of Conversion and Exchange Rights

     The treatment of the exchange of notes for ordinary shares or ADSs (by means of the initial conversion of notes into preference shares and the exchange of preference shares for ordinary shares or ADSs) is unclear. Shire will elect to treat the issuer as a disregarded entity for U.S. federal income tax purposes. Therefore, the notes should be treated for U.S. federal income tax purposes as indebtedness of Shire. Further, the issuance and exchange of the preference shares should be disregarded. Accordingly, the exchange of notes for ordinary shares or ADSs should not result in the recognition of gain or loss for U.S. federal income tax purposes. The tax basis and holding period of the ordinary shares or ADSs received upon the exchange should be the same as the U.S. holder's adjusted tax basis and holding period for the notes. However, U.S. holders who receive cash in lieu of a fractional share of Shire's ordinary shares or ADSs upon the exchange of notes for Shire's ordinary shares or ADSs, will be treated as if they received the fractional share and then had such fractional share redeemed for the cash. Such U.S. holders would then recognize gain or loss equal to the difference between the amount of cash received and that portion of their basis in the stock attributable to the fractional share. The aggregate basis in the remaining ordinary shares or ADSs will equal the holder's adjusted basis in the ordinary shares or ADSs received, less any basis allocable to the fractional share.

     If the issuance and exchange of the preference shares are not disregarded for U.S. federal income tax purposes, the exchange of notes for ordinary shares or ADSs will give rise to gain or loss for U.S. federal income tax purposes. In such event, the amount of gain or loss will be equal to the difference between the value of the ordinary shares or ADSs received in the exchange (which will become the new tax basis of such ordinary shares or ADSs) and the U.S. holder's adjusted tax basis in the notes.

     If Shire exercises the cash-out option, holders should be treated as though they exchanged their notes for cash and should be treated as described above under "--Sale, Exchange or Redemption of Notes."

     Prospective investors should consult their tax advisors regarding the likelihood that the issuance and exchange of preference shares will be disregarded.

     Adjustment to the Conversion Rate

     The terms of the notes allow for changes in the conversion rate of the notes in certain circumstances. A change in conversion rate that allows noteholders to receive more ordinary shares or ADSs of Shire on conversion may be treated as increasing the noteholders' proportionate interests in Shire's earnings and profits or assets. In that case, the noteholders would be treated as if they received a dividend in the form of Shire's stock. Such a constructive stock dividend could be taxable to the noteholders, even though such holders would not actually receive any cash or other property. For example, an increase in the conversion rate in the event of a distribution of cash or property to Shire's stockholders will generally result in deemed dividend treatment to the noteholders, but generally an increase in the conversion rate to prevent dilution of the noteholders' interests upon a stock split or other change in capital structure would not result in deemed dividend treatment. Similarly, a failure to adjust the conversion rate to reflect a stock dividend or similar event could in some circumstances give rise to a constructive dividend to the U.S. holders of Shire's ordinary shares or ADSs. Any taxable constructive stock dividends resulting from an adjustment to the conversion rate, or a failure to adjust the conversion rate, would be treated like dividends paid in cash or other property. They would result in ordinary income to the recipient to the extent of Shire's current or accumulated earnings and profits, with any excess treated as a tax-free return of capital up to the recipient's tax basis, and then as capital gain. Shire does not intend to calculate its earnings or profits for U.S. federal income tax purposes.

     Passive Foreign Investment Company Considerations

     The notes may be treated as including an option to acquire stock of Shire. A special and adverse set of U.S. tax rules applies to a U.S. holder that holds stock or an option to acquire stock in a passive foreign investment company ("PFIC"). In general, a PFIC is any non-U.S. corporation, if (1) 75% or more of the gross income of the corporation for the taxable year is passive income (the PFIC income test) or (2) the average percentage of assets held by the corporation during the taxable year that produce passive income or that are held for the production of passive income is at least 50% (the PFIC asset test). In applying the PFIC income test and the PFIC asset test, a corporation that owns, directly or indirectly, at least 25% by value of the stock of a second corporation must take into account its proportionate share of the second corporation's income and assets. If a corporation is classified as a PFIC for any year during which a U.S. holder is a shareholder or has an option to become a shareholder, then the corporation generally will continue to be treated as a PFIC with respect to that shareholder in all succeeding years, regardless of whether the corporation continues to meet the PFIC income test or the PFIC asset test, subject to elections to recognize gain that may be available to the shareholder.

     Shire does not believe that it will be treated as a PFIC or has been treated as a PFIC for any of its previous taxable years. However, Shire can provide no assurance that it will not be treated as a PFIC in the current taxable year, or in a future taxable year.

     U.S. holders are advised to consult their own tax advisor as to the application and effect of the PFIC provisions.

     Registration Rights

     The registration of the notes and the ordinary shares in the form of ordinary shares and the ADSs issuable upon exchange of the preference shares pursuant to the shelf registration statement of which this prospectus forms a part will not be a taxable event for U.S. federal income tax purposes because the registered securities will not be considered to differ materially in kind or extent. In the unlikely event of an increase in the interest payable on the notes as a result of the shelf registration statement ceasing to be effective, such increase will not constitute a realization event for U.S. federal income tax purposes. Any additional amounts paid due to the occurrence of the shelf registration statement ceasing to be effective will be taxable to a U.S. holder as ordinary interest at the time it accrues or is received in accordance with such U.S. holder's regular method of tax accounting.

     Ownership and Disposition of Ordinary Shares and ADSs

     Distributions

     Under the U.S./U.K. Treaty, subject to certain exceptions, a U.S. holder that is a resident of the United States (and is not a resident of the United Kingdom) for purposes of the U.S./U.K. Treaty is entitled to receive, in addition to any dividend paid on the ordinary shares or ADSs, a payment from the U.K. Inland Revenue in respect of such dividend equal to the tax credit to which an individual resident in the United Kingdom for tax purposes would have been entitled had he received the dividend (which is currently equal to one-ninth of the dividend received), reduced by a U.K. withholding tax equal to an amount not exceeding 15% of the sum of the dividend paid and the U.K. tax credit payment. At current rates, the withholding tax entirely eliminates the tax credit payment, but no U.K. withholding tax in excess of the tax credit payment is imposed upon the U.S. holder. Accordingly, for example, a U.S. holder that is entitled to receive a $100 dividend on the ordinary shares or ADSs also will be treated as receiving from the Inland Revenue a tax credit payment of $11.11 (one-ninth of the dividend received), but the entire $11.11 payment will be eliminated by U.K. withholding tax, resulting in a net $100 distribution to the U.S. holder.

     For U.S. federal income tax purposes, distributions with respect to the ordinary shares or ADSs, other than distributions in liquidation and distributions in redemption of stock that are treated as exchanges, will be taxed to U.S. holders as ordinary dividend income to the extent that the distributions do not exceed Shire's current and accumulated earnings and profits. The amount of any distribution will equal the sum of the cash distribution and the associated U.K. tax credit payment; thus, as described above, if a U.S. holder is entitled to receive a $100 cash distribution, then he will be deemed to have received a total distribution of $111.11. Distributions, if any, in excess of Shire's current and accumulated earnings and profits will constitute a non-taxable return of capital and will be applied against and reduce the holder's tax basis in the ordinary shares or ADSs. To the extent that these distributions exceed the U.S. holder's tax basis in the ordinary shares or ADSs, the excess generally will be treated as capital gain. Shire does not intend to calculate its earnings or profits for U.S. federal income tax purposes.

     Dividend income derived with respect to the ordinary shares and ADSs will constitute "portfolio income" for purposes of the limitation on the use of passive activity losses, and, therefore, generally may not be offset by passive activity losses, and as "investment income" for purposes of the limitation on the deduction of investment interest expense. Such dividends will not be eligible for the dividends received deduction generally allowed to a U.S. corporation under Section 243 of the Code.

     In computing his U.S. federal income tax liability, a U.S. holder may elect for each taxable year to claim a deduction or, subject to the limitations on foreign tax credits generally, a U.S. foreign tax credit for foreign income taxes withheld from any distributions paid on the ordinary shares or ADSs. The IRS has confirmed in a recent revenue procedure that, in the case of U.S. holders and subject to certain limitations, a foreign tax credit may be claimed for the amount of U.K. withholding tax deemed to be imposed under the U.S./U.K. Treaty. As discussed above, the amount of U.K. withholding tax deemed to be imposed is equal to one-ninth of the associated cash distribution. To qualify for this credit, a U.S. holder must make an election on Form 8833 (Treaty-Based Return Position Disclosure), which must be filed with its tax return for the relevant taxable year, in addition to any other filings that may be required. For U.S. foreign tax credit purposes, dividends paid on the ordinary shares and ADSs generally will be treated as foreign-source income and as passive income, subject to the separate foreign tax credit limitation for passive income. The availability of foreign tax credits depends on a U.S. holder's particular circumstances. U.S. holders are advised to consult their own tax advisors. If the income tax convention signed July 24, 2001, which does not currently have the force and effect of law, is ratified by the U.S. Congress and is entered into force, U.S. holders would no longer be entitled to receive a tax credit payment from the U.K. Inland Revenue in respect of dividends on the ordinary shares or ADSs. Accordingly, the amount of any distributions on the ordinary shares or ADSs would be limited to the value of the cash or other property distributed. Further, as described above under "U.K. Tax Considerations--3. Dividends on Ordinary Shares or ADSs," U.S. holders would not be subject to U.K. withholding tax on the amount of any distributions in respect of the ordinary shares or ADSs and therefore would not be entitled to claim a deduction or credit for foreign withholding taxes relating thereto. U.S. holders should consult their tax advisors regarding the effect of the new convention if it is entered into force, including the availability of an election to continue to receive the foreign tax credits described above for a 12-month period from the effective date of the convention if the holder elects to apply the U.S./U.K. Treaty in its entirety for such period.

     In the case of distribution in sterling, the amount of the distributions generally will equal the U.S. dollar value of the sterling distributed, determined by reference to the spot currency exchange rate on the date of receipt, regardless of whether a U.S. holder reports income on a cash basis or on an accrual basis. A U.S. holder will realize separate foreign currency gain or loss only to the extent that this gain or loss arises on the actual disposition of sterling received. For U.S. holders claiming foreign tax credits on a cash basis, taxes withheld from the distribution are translated into U.S. dollars at the spot rate on the date of the distribution; for U.S. holders claiming foreign tax credits on an accrual basis, taxes withheld from the distribution are translated into U.S. dollars at the average rate for the taxable year.

     Sale or Exchange

     Upon a sale or exchange of ordinary shares or ADSs to a person other than Shire, a U.S. holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or exchange and such holder's adjusted tax basis in the ordinary shares or ADSs. Except as set forth above under "--Market Discount," such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder has held the ordinary shares or ADSs for more than one year.

     Gain or loss recognized by a U.S. holder on the sale or exchange of ordinary shares or ADSs generally will be treated as U.S.-source gain or loss for U.S. foreign tax credit purposes.

     Non-U.S. Holders

     Payments to a Non-U.S. holder on the notes or on Shire's ordinary shares or ADSs, or gain realized by a Non-U.S. holder on the sale, exchange or redemption of the notes or Shire's ordinary shares or ADSs, will not be subject to U.S. federal income or withholding tax, as the case may be, unless such income is effectively connected with a trade or business conducted by such Non-U.S. holder in the United States.

     Income that is effectively connected to the conduct of a U.S. trade or business by a Non-U.S. holder will generally be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. holder. Non-U.S. holders that realize such income with respect to the notes or our ordinary shares or ADSs should consult their tax advisors as to the treatment of such income or gain.

     Information Reporting and Backup Withholding

     U.S. Holders

     Payments made in the United States or through certain U.S.-related financial intermediaries of interest or dividends, or the proceeds of the sale or other disposition of, the notes or Shire's ordinary shares or ADSs may be subject to information reporting and U.S. federal backup withholding if the recipient of such payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is refundable or allowable as a credit against the holder's U.S. federal income tax, provided that the required information is furnished to the IRS.

     Non-U.S. Holders

     A Non-U.S. holder may be required to comply with certification procedures to establish that the holder is not a U.S. person in order to avoid backup withholding tax and information reporting requirements discussed above.

                             SELLING SECURITYHOLDERS

     The notes were originally issued by the issuer and sold by Bear, Stearns International Limited, Goldman Sachs International, Merrill Lynch International Limited and WestLB Panmure Limited (the "Initial Purchasers") in a transaction exempt from the registration requirements of the Securities Act to persons reasonably believed by the Initial Purchasers to be "qualified institutional buyers" as defined by Rule 144A under the Securities Act or pursuant to Regulation S under the Securities Act. The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the notes listed below and our ordinary shares or ADSs which may be issued upon exchange of the preference shares issued upon conversion of such notes. When we refer to the "selling securityholders" in this prospectus, we mean those persons listed in the table below, as well as the permitted pledgees, donees, assignees, transferees, successors and others who later hold any of the selling securityholders' interests.

     The table below sets forth the name of each selling securityholder, the principal amount of notes that each selling securityholder may offer pursuant to this prospectus and the number of our ordinary shares or ADSs which will be issued upon exchange, subject to the option of the issuer to have Shire pay cash upon exchange, of the preference shares into which such notes are convertible. Unless set forth below, none of the selling securityholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates.

     We have prepared the table below based on information given to us by the selling securityholders on or prior to November 5, 2001. However, any or all of the notes or our ordinary shares or ADSs listed below may be offered for sale pursuant to this prospectus by the selling securityholders from time to time. Accordingly, no estimate can be given as to the amounts of notes or number of our ordinary shares or ADSs that will be held by the selling securityholders upon consummation of any such sales. In addition, the selling securityholders listed in the table below may have acquired, sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date as of which the information in the table is presented.

     Information about the selling securityholders may change over time. Any changed information will be set forth in prospectus supplements. From time to time, additional information concerning ownership of the notes and our ordinary shares or ADSs may rest with certain holders thereof not named in the table below and of whom we are unaware.

                                                                                  Number of Our
                                                                                     Ordinary         Percentage of
                                           Aggregate Principal    Percentage     Shares/ADSs That     Our Ordinary
                                          Amount of Notes That     of Notes      May Be Sold (1)       Shares/ADSs
                  Name                         May Be Sold        Outstanding                        Outstanding (2)
Triborough Partners QP, LLC                     $1,250,000              *                 62,022/        */*
                                                                                          20,674

Triborough Partners International,                 500,000              *                 24,809/        */*
   Ltd.                                                                                    8,270

Tribeca Investments LLC                          6,000,000              1.5              297,705/        */*
                                                                                          99,235

AIG SoundShore Overseas Holding                  4,500,000              1.1              223,279/        */*
   Fund Ltd.                                                                              74,426



                                      -71-

                                                                                  Number of Our
                                                                                     Ordinary         Percentage of
                                           Aggregate Principal    Percentage     Shares/ADSs That     Our Ordinary
                                          Amount of Notes That     of Notes      May Be Sold (1)       Shares/ADSs
                  Name                         May Be Sold        Outstanding                        Outstanding (2)

AIG SoundShore Strategic Holding                 1,500,000              *                 74,426/        */*
   Fund Ltd.                                                                              24,809

First Union Securities Inc.                      2,100,000              *                104,197/        */*
                                                                                          34,732

UBS Warburg LLC                                  1,000,000              *                 49,617/        */*
                                                                                          16,539

Highbridge International LLC                    12,000,000              3.0              595,409/        */*
                                                                                         198,470

TD Securities (USA) Inc.                         7,500,000              1.9              372,131/        */*
                                                                                         124,044

Deutsche Banc Alex Brown Inc.                   42,700,000             10.7            2,118,665/        */1.7
                                                                                         706,223

National  Fuel & Gas Company                       150,000              *                  7,443/        */*
   Retirement Plan                                                                         2,481

Radian Guaranty, Inc.                            2,000,000              *                 99,235/        */*
                                                                                          33,078

Radian Asset Guaranty                            1,250,000              *                 62,022/        */*
                                                                                          20,674

Total Fina E/F Finance U.S.A., Inc.                200,000              *                  9,923/        */*
                                                                                           3,308

Oxford, Lord Abbett & Co.                        1,500,000              *                 74,426/        */*
                                                                                          24,809

Sagamore Hill Hub Fund Ltd.                      4,000,000              1.0              198,469/        */*
                                                                                          66,157

B.C. McCabe Foundation                             300,000              *                 14,885/        */*
                                                                                           4,961

Clinton Riverside Convertible                    3,350,000              *                166,218/        */*
   Portfolio Limited                                                                      55,406



                                      -72-

                                                                                  Number of Our
                                                                                     Ordinary         Percentage of
                                           Aggregate Principal    Percentage     Shares/ADSs That     Our Ordinary
                                          Amount of Notes That     of Notes      May Be Sold (1)       Shares/ADSs
                  Name                         May Be Sold        Outstanding                        Outstanding (2)

Clinton Multistrategy Master Fund,               2,150,000              *                106,678/        */*
   Ltd.                                                                                   35,559

Bank Austria Cayman Islands Ltd.                10,875,000              2.7              539,590/        */*
                                                                                         179,863

RCG Latitude Master Fund Ltd.                    2,610,000              *                129,502/        */*
                                                                                          43,167

Ramius Capital Group                               725,000              *                 35,973/        */*
                                                                                          11,991

RCG Multistrategy LP                               290,000              *                 14,389/        */*
                                                                                           4,796

Forest Fulcrum Fund LP                           2,500,000              *                124,044/        */*
                                                                                          41,348

Susquehanna Capital Group                       10,500,000              2.6              520,983/        */*
                                                                                         173,662

Goldman Sachs International                     81,500,000             20.4            4,043,822/        */3.2
                                                                                       1,347,944

Goldman Sachs and Company                        2,750,000              *                136,448/        */*
                                                                                          45,483

All other holders of notes or                  194,300,000             48.6            9,640,671/          2.0/
   future transferees, pledgees,                                                       3,213,567           7.7
   donees, assignees or successors
   of any such holders (3)(4)

Total..............................           $400,000,000            100%            19,640,671/          4.1/
                                                                                       6,615,680          15.9

o        Less than one percent (1%).


---------------
(footnotes appear on following page)

(1) Assumes conversion of all of the holder's notes into preference shares and exchange of the preference shares at an exchange ratio of 49.6175 ordinary shares per preference share or 16.5392 ADSs per preference share. This exchange ratio is subject to adjustment, however, as described under "Description of the Notes -- Adjustments to the Exchange Ratio." As a result, the number of our ordinary shares or ADSs which may be issued upon exchange of the preference shares issued upon conversion of the notes may increase or decrease in the future. Does not include our ordinary shares or ADSs that may be issued by us upon election by the issuer to convert notes into preference shares instead of redeeming notes at the holder's option, as described under "Description of the Notes -- Redemption at Option of Holders."

(2) Calculated based on Rule 13d-3(d)(i) of the Exchange Act, using 479,367,095 ordinary shares (including ordinary shares underlying ADSs) or 41,581,867 ADSs outstanding as of November 5, 2001. In calculating this amount for each holder, we treated as outstanding the number of our ordinary shares or ADSs which may be issued upon exchange of the preference shares issued upon conversion of all notes held by that holder, but we did not assume conversion of any other holder's notes. Does not include our ordinary shares or ADSs that may be issued by us upon election by the issuer to convert notes into preference shares instead of redeeming notes at the holder's option, as described under "Description of the Notes -- Redemption at Option of Holders."

(3) Information about other selling securityholders will be set forth in prospectus supplements, if required.

(4) Assumes that any other holders of notes, or any future pledgees, donees, assignees, transferees or successors of or from any such other holders of notes, do not beneficially own any of our ordinary shares or ADSs other than the ordinary shares or ADSs which may be issued upon exchange of the preference shares issued upon conversion of the notes.

                              PLAN OF DISTRIBUTION

     We are registering the notes and our ordinary shares, including ordinary shares underlying the ADSs, which may be issued upon exchange of the preference shares issued upon conversion of the notes covered by this prospectus to permit securityholders to conduct public secondary trading of these securities from time to time after the date of this prospectus. We have agreed, among other things, to bear all expenses, other than underwriting discounts and selling commissions, in connection with the registration and sale of the notes and our ordinary shares covered by this prospectus.

     We will not receive any of the proceeds from the offering of the notes, our ordinary shares or our ADSs by the selling securityholders. We have been advised by the selling securityholders that the selling securityholders may sell all or a portion of the notes and our ordinary shares or ADSs beneficially owned by them and offered hereby from time to time:

     o    directly; or

     o through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or concessions from the selling securityholders or from the purchasers of the notes and our ordinary shares or ADSs for whom they may act as agent; provided that a sale will take the form of an underwritten offering only with the prior consent of Shire in its sole discretion.

     The notes, our ordinary shares and our ADSs may be sold from time to time in one or more transactions at:

     o    fixed prices, which may be changed;

     o    prevailing market prices at the time of sale;

     o    varying prices determined at the time of sale; or

     o    negotiated prices.

These prices will be determined by the holders of the securities or by agreement between these holders and underwriters or dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to the selling securityholders from the sale of the notes, our ordinary shares or our ADSs offered by them hereby will be the purchase price of the notes, our ordinary shares or our ADSs less discounts and commissions, if any.

     The sales described in the preceding paragraph may be effected in transactions:

     o on any national securities exchange or quotation service on which the notes and our ordinary shares and ADSs may be listed or quoted at the time of sale, including the London Stock Exchange in the case of the ordinary shares and the notes and the Nasdaq National Market in the case of the ADSs;

     o    in the over-the-counter market;

     o in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

     o    through the writing of options.

     These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

     In connection with sales of the notes, our ordinary shares and our ADSs or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the notes, our ordinary shares and our ADSs in the course of hedging their positions. The selling securityholders may also sell the notes, our ordinary shares and our ADSs short and deliver notes, our ordinary shares and our ADSs to close out short positions, or loan or pledge notes, our ordinary shares and our ADSs to broker-dealers that in turn may sell the notes, our ordinary shares and our ADSs.

     To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriters, broker-dealer or agent regarding the sale of the notes, our ordinary shares and our ADSs by the selling securityholders. Selling securityholders may not sell any, or may not sell all, of the notes, our ordinary shares and our ADSs offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling securityholder will not transfer, devise or gift the notes, our ordinary shares or our ADSs by other means not described in this prospectus. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

     Our outstanding ordinary shares and notes are listed for trading on the London Stock Exchange. Our ADSs are listed for trading on the Nasdaq National Market. Each ADS represents three ordinary shares.

     The selling securityholders and any broker and any broker-dealers, agents or underwriters that participate with the selling securityholders in the distribution of the notes, our ordinary shares or our ADSs may be deemed to be "underwriters" within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of the notes, our ordinary shares or our ADSs purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling securityholders may be deemed to be underwriting commissions.

     The notes were issued and sold in August 2001 in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the Initial Purchasers to be "qualified institutional buyers," as defined in Rule 144A under the Securities Act, or pursuant to Regulation S under the Securities Act. We have agreed to indemnify the Initial Purchasers and each selling securityholder, and each selling securityholder has agreed to indemnify us, the Initial Purchasers and each other selling securityholder, against specified liabilities arising under the Securities Act.

     The selling securityholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the ordinary shares or ADSs by the selling securityholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the ordinary shares or ADSs to engage in market-making activities with respect to the particular notes and the ordinary shares or ADSs being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the notes and the ordinary shares or ADSs and the ability of any person or entity to engage in market-making activities with respect to the notes and the ordinary shares or ADSs.

     All expenses of the registration of the securities, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws will be paid by Shire and the issuer; provided, however, that the selling holders will pay all underwriting discounts and selling commissions, if any. Subject to some limitations, the selling holders will be indemnified by Shire and the issuer against civil liabilities, including liabilities under the Securities Act, or will be entitled to contribution in connection therewith. Subject to some limitations, Shire and the issuer will be indemnified by the selling holders against civil liabilities, including liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                        ENFORCEMENT OF CIVIL LIABILITIES

     We are a public limited company incorporated under the laws of England and Wales and the issuer is an exempted limited company organized under the laws of the Cayman Islands. We and the issuer have consented in the indenture to jurisdiction in the U.S. federal and state courts in The City of New York and to service of process in The City of New York in any legal suit, action or proceeding brought to enforce any rights under or with respect to the indenture and the notes. Accordingly, any judgment against us or the issuer in respect of the indenture or the notes, including for civil liabilities under the U.S. federal securities laws, obtained in any U.S. federal or state court may have to be enforced in the courts of England and Wales or the Cayman Islands. Investors should not assume that the courts of England and Wales or the Cayman Islands would enforce judgments of U.S. courts obtained against us predicated upon the civil liability provisions of the U.S. federal securities laws or that such courts would enforce, in original actions, liabilities against us predicated solely upon such laws.

                                  LEGAL MATTERS

     Certain matters of English law will be passed upon for us by our counsel, Slaughter and May, London, England, U.K. Certain U.S. legal matters with respect to the notes will be passed upon for us and the issuer by Cahill Gordon & Reindel, New York, New York. Certain Cayman Islands legal matters will be passed upon for us and the issuer by Maples and Calder Europe, London, England, U.K.

                              INDEPENDENT AUDITORS

     The restated financial statements as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 included in the Form 8-K filed on August 15, 2001 and incorporated by reference in this registration statement have been audited by Arthur Andersen, independent public accountants, as set forth in their reports. In those reports, that firm states that with respect to certain entities its opinion is based on the reports of other independent public accountants, namely Ernst & Young LLP and Raymond Chabot Grant Thornton. The financial statements referred to above have been included herein in reliance upon the authority of those firms as experts in giving said reports.

     The financial statements of BioChem Pharma Inc. included in the Form 20-F for the year ended December 31, 1999 and incorporated by reference in this registration statement have been audited by Raymond Chabot Grant Thornton, independent public accountants, as indicated in their report with respect thereto, which is incorporated by reference in reliance upon the authority of said firm as experts in giving said report.

     The financial statements of Roberts Pharmaceutical Corporation included in the Form 10-K for the year ended December 31, 1998 and incorporated by reference in this registration statement have been audited by Ernst & Young LLP, independent public accountants, as indicated in their report with respect thereto, which is incorporated by reference in reliance upon the authority of said firm as experts in giving said report.

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Exchange Act which means that we file reports, proxy and information statements and other information with the SEC. You can inspect and copy those reports, proxy and information statements and other information at the SEC's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can obtain copies of this material at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC toll-free at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants such as us that file electronically with the SEC. The address of this website is http://www.sec.gov.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     We "incorporate by reference" into this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring to another document filed separately with the SEC. The information that we file after the date of this prospectus with the SEC will automatically update and supersede this information. In addition, the information that we file after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference into this prospectus the documents listed below (File No. 0-29630) and any future filings made with the SEC, including prior to the effectiveness of the registration statement of which this prospectus is a part, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and any reports submitted on Form 6-K by identifying on such forms that they are being incorporated by reference into this prospectus, until all of the notes offered hereby are sold or until this offering is otherwise terminated:

     o our annual report on Form 10-K for the year ended December 31, 2000, filed on February 27, 2001;

     o our proxy statement for the extraordinary general meeting of shareholders, filed on March 1, 2001;

     o our quarterly reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001, filed on May 14, 2001 and August 13, 2001, respectively;

     o our current reports on Form 8-K dated May 4, May 11, May 15, July 17, July 23, as amended, July 25, August 15, and October 18 2001; and

     o our proxy statement for the 2000 annual meeting of shareholders, filed on April 30, 2001.

     The following documents filed with the SEC by BioChem Pharma Inc. (File No. 0-19539) are incorporated in this document by reference:

     o    annual report on Form 20-F for the year ended December 31, 1999;

     o current reports on Form 6-K submitted on January 10, January 26, February 15, March 6, March 9, March 15, April 3, April 11, April 20, April 27, April 28, May 1, May 24, June 19, June 27, July 11, July 18, July 26, August 4, August 28, September 22, October 26, November 1, November 15, November 20, December 1, December 11, December 13, December 18, December 22 and December 31, 2000; and

     o current reports on Form 6-K submitted on January 10, January 26, February 1, February 6, March 1, March 28, March 30 and April 5, 2001.

     Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     You may request a copy of any of the documents which are incorporated by reference in this prospectus, other than exhibits which are not specifically incorporated by reference into such documents and our memorandum and articles of association, at no cost, by writing or telephoning us at the following:

                         Shire Pharmaceuticals Group plc
                      Hampshire International Business Park

                                    Chineham
                                   Basingstoke
                           Hampshire, England RG24 8EP
                         Telephone: +44 (0) 1256 894 000

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Shire Pharmaceuticals Group plc ("Shire") and Shire Finance Limited ("Shire Finance" and, together with Shire, the "Registrants") are paying all of the selling securityholders' expenses related to this offering, except the selling securityholders will pay any applicable broker's commissions and expenses. The following table sets forth the approximate amount of fees and expenses payable by the Registrants in connection with this registration statement and the distribution of the Notes and Ordinary Shares of Shire being registered hereby. All amounts shown are estimated, except the SEC registration fee and the London Stock Exchange listing fee for the Notes and Ordinary Shares.

SEC registration fee............................................. $  100,000
London Stock Exchange listing fee for Notes and Ordinary Shares..      4,589
Printing and engraving expenses..................................      *
Legal fees and expenses..........................................      *
Accounting fees and expenses.....................................      *
Trustee and transfer agent fees..................................      *
Miscellaneous....................................................    __________

         Total...................................................  $   *


----------

* To be provided by amendment.


Item 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Except as hereinafter set forth, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of the Registrants is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

     Pursuant to Paragraph 142 of the Articles of Association of Shire and subject to the Companies Act 1985, every person who was or is a director, alternate director or secretary of Shire shall be indemnified out of the assets of Shire for all costs, charges, losses and liabilities incurred by such person in the proper execution of such person's duties or the proper exercise of such person's powers, authorities and discretions.

     Under Section 310 of the Companies Act 1985 of Great Britain, any provision contained in Shire's articles or in any contract with Shire or otherwise for exempting any officer of Shire or any person (whether an officer or not) employed by Shire as auditor from, or indemnifying such person against, any liability that by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to Shire is void, except that under Section 310(3) of the Companies Act 1985, Shire is not prevented, inter alia, (a) from purchasing and maintaining for any such officer insurance against any such liability, or (b) from indemnifying an officer against any liability incurred by him in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or he is acquitted, or in connection with any application under Section 144(3), 144(4) or 727 of the Companies Act 1985 in which relief is granted to him by the court.

     Shire maintains an insurance policy for its directors and officers in respect of liabilities arising out of any act, error or omission while acting in their capacities as directors or officers of Shire or its affiliated companies.

     Pursuant to Article 138 of the Articles of Association of Shire Finance, every director, agent or officer of Shire Finance shall be indemnified out of the assets of Shire Finance against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own willful neglect or default.

Item 16.  EXHIBITS.

Exhibit
Number          Description

3.1 Amended and Restated Memorandum and Articles of Association of Shire Finance Limited

3.2* Memorandum and Articles of Association of Shire

4.1* Deposit Agreement among Shire Pharmaceuticals Group plc, Morgan Guaranty
     Trust Company of New York and Holders from time to time of Shire ADSs

4.2* Form of Ordinary Share certificate

4.3* Form of ADR certificate (included within Exhibit 4.1)

4.4 Indenture dated August 21, 2001 by and among Shire Finance Limited, Shire Pharmaceuticals Group plc and The Bank of New York, as Trustee

4.5  Form of 2% Senior Guaranteed Note due 2011 (included in Exhibit 4.4)

4.6 Registration Rights Agreement dated August 21, 2001, between Shire Finance Limited, Shire Pharmaceuticals Group plc and Bear, Stearns International Limited and Goldman Sachs International, as representatives of the Initial Purchasers

4.7 Purchase Agreement dated August 15, 2001, between Shire Finance Limited, Shire Pharmaceuticals Group plc and Bear, Stearns International Limited and Goldman Sachs International, as representatives of the Initial Purchasers

4.8 Preference Share Guarantee Agreement dated August 21, 2001 among Shire Finance Limited, Shire Pharmaceuticals Group plc and The Bank of New York, as Guarantee Trustee

4.9  Form of Shire Pharmaceuticals Group plc Guarantee

5.1**  Opinion of Maples and Calder Europe

5.2  Opinion of Cahill Gordon & Reindel

5.3  Opinion of Slaughter and May

8.1** Opinion of Maples and Calder Europe as to certain tax matters (included in Exhibit 5.1)

8.2  Opinion of Cahill Gordon & Reindel as to certain tax matters

8.3  Opinion of Slaughter and May as to certain tax matters

12.1 Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1 Consent of Arthur Andersen

Exhibit
Number          Description

23.2 Consent of Ernst & Young LLP

23.3 Consent of Raymond Chabot Grant Thornton

23.4 Consent of Raymond Chabot Grant Thornton

23.5 Consent of Maples and Calder Europe (included in Exhibit 5.1)

23.6 Consent of Cahill Gordon & Reindel (included in Exhibit 5.2)

23.7 Consent of Slaughter and May (included in Exhibit 5.3)

23.8 Consent of Maples and Calder Europe (included in Exhibit 8.1)

23.9 Consent of Cahill Gordon & Reindel (included in Exhibit 8.1)

23.10 Consent of Slaughter and May (included in Exhibit 8.3)

24.1 Powers of Attorney (included on the signature pages of this registration statement)

25.1 Form T-1 Statement of Eligibility of Trustee under the Indenture

99.1 Appointment of CT Corporation System as U.S. Agent for Service of Process

----------------------------------

* Incorporated by reference to the exhibits to Shire's Registration Statement on Form F-1 (No. 333-8394).

** To be filed by amendment.

Item 17.  UNDERTAKINGS.

     (A) The undersigned registrants hereby undertake:

     1. to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in such post-effective amendment is contained in a periodic report filed by Shire pursuant to Section 13 or
     Section 15(d) of the Exchange Act and incorporated herein by reference.

2. that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. that, for purposes of determining any liability under the Securities Act, each filing of an annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned pursuant to the provisions described under Item 15 above, or otherwise, the undersigned have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Shire Finance Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Basingstoke, England, on November 6, 2001.

                                   SHIRE FINANCE LIMITED


                                   By:      /s/ Rolf Stahel
                                            --------------------------
                                            Name:  Rolf Stahel
                                            Title: Chairman of the Board

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rolf Stahel and Angus Russell, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                             Date
---------                                  -----                                             ----
/s/ Rolf Stahel                            Chairman of the Board                                  November 6, 2001
-----------------------------
Name:  Rolf Stahel

/s/ Angus Russell                          Director                                               November 6, 2001
-----------------------------
Name:  Angus Russell

/s/ William Nuerge                         Authorized Representative in the United States         November 6, 2001
-----------------------------
Name:  William Nuerge

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Shire Pharmaceuticals Group plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Basingstoke, England, on November 6, 2001.

                                     SHIRE PHARMACEUTICALS GROUP PLC


                                     By:      /s/ Rolf Stahel
                                              --------------------------
                                                   Name:  Rolf Stahel
                                                   Title: Chief Executive

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rolf Stahel and Angus Russell, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                             Date
---------                                  -----                                             ----

/s/ James Cavanaugh                        Non-executive Chairman                                 November 6, 2001
-----------------------------
Name:  James Cavanaugh

/s/ Rolf Stahel                            Chief Executive (Principal executive officer)          November 6, 2001
-----------------------------
Name:  Rolf Stahel

/s/ Angus Russell                          Group Finance Director (Principal financial            November 6, 2001
-----------------------------              officer and principal accounting officer)
Name:  Angus Russell

/s/ Wilson Totten                          Group R&D Director                                     November 6, 2001
-----------------------------
Name:  Wilson Totten

/s/ Barry Price                            Director, Non-executive                                November 6, 2001
-----------------------------
Name:  Barry Price

/s/ Bernard Canavan                        Director, Non-executive                                November 6, 2001
-----------------------------
Name:  Bernard Canavan

/s/ Ronald Nordman                         Director, Non-executive                                November 6, 2001
-----------------------------
Name: Ronald Nordmann
                                           Director, Non-executive
-----------------------------
Name:  Francesco Bellini



                                      II-6

/s/ Jamees Grant                           Director, Non-executive                                November 6, 2001
-----------------------------
Name:  James Grant

/s/ Gerard Veilleux                        Director, Non-executive                                November 6, 2001
-----------------------------
Name:  Gerard Veilleux

/s/ William Nuerge                         Authorized Representative in the United States         November 6, 2001
-----------------------------
Name:  William Nuerge

                                  EXHIBIT INDEX

Exhibit
Number          Description

3.1 Amended and Restated Memorandum and Articles of Association of Shire Finance Limited

3.2* Memorandum and Articles of Association of Shire

4.1* Deposit Agreement among Shire Pharmaceuticals Group plc, Morgan Guaranty
     Trust Company of New York and Holders from time to time of Shire ADSs

4.2* Form of Ordinary Share certificate

4.3* Form of ADR certificate (included within Exhibit 4.1)

4.4 Indenture dated August 21, 2001 by and among Shire Finance Limited, Shire Pharmaceuticals Group plc and The Bank of New York, as Trustee

4.5  Form of 2% Senior Guaranteed Note due 2011 (included in Exhibit 4.4)

4.6 Registration Rights Agreement dated August 21, 2001, between Shire Finance Limited, Shire Pharmaceuticals Group plc and Bear, Stearns International Limited and Goldman Sachs International, as representatives of the Initial Purchasers

4.7 Purchase Agreement dated August 15, 2001, between Shire Finance Limited, Shire Pharmaceuticals Group plc and Bear, Stearns International Limited and Goldman Sachs International, as representatives of the Initial Purchasers

4.8 Preference Share Guarantee Agreement dated August 21, 2001 among Shire Finance Limited, Shire Pharmaceuticals Group plc and The Bank of New York, as Guarantee Trustee

4.9  Form of Shire Pharmaceuticals Group plc Guarantee

5.1**  Opinion of Maples and Calder Europe

5.2  Opinion of Cahill Gordon & Reindel

5.3  Opinion of Slaughter and May

8.1** Opinion of Maples and Calder Europe as to certain tax matters (included in Exhibit 5.1)

8.2  Opinion of Cahill Gordon & Reindel as to certain tax matters

8.3  Opinion of Slaughter and May as to certain tax matters

12.1 Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1 Consent of Arthur Andersen

Exhibit
Number          Description

23.2 Consent of Ernst & Young LLP

23.3 Consent of Raymond Chabot Grant Thornton

23.4 Consent of Raymond Chabot Grant Thornton

23.5 Consent of Maples and Calder Europe (included in Exhibit 5.1)

23.6 Consent of Cahill Gordon & Reindel (included in Exhibit 5.2)

23.7 Consent of Slaughter and May (included in Exhibit 5.3)

23.8 Consent of Maples and Calder Europe (included in Exhibit 8.1)

23.9 Consent of Cahill Gordon & Reindel (included in Exhibit 8.1)

23.10 Consent of Slaughter and May (included in Exhibit 8.3)

24.1 Powers of Attorney (included on the signature pages of this registration statement)

25.1 Form T-1 Statement of Eligibility of Trustee under the Indenture

99.1 Appointment of CT Corporation System as U.S. Agent for Service of Process

----------------------------------

* Incorporated by reference to the exhibits to Shire's Registration Statement on Form F-1 (No. 333-8394).

** To be filed by amendment.